                                                                     EXHIBIT 4.3

                          PULTE HOMES, INC. 401(k) PLAN

               As Amended and Restated Effective December 31, 2002

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

PREAMBLE ................................................................................      1

ARTICLE I DEFINITIONS; INTERPRETATION ...................................................      2
1.1      Definitions ....................................................................      2
         (a)      Account ...............................................................      2
         (b)      Acquired Employee .....................................................      2
         (c)      Act ...................................................................      2
         (d)      Administrative Parties ................................................      2
         (e)      Anniversary Date ......................................................      2
         (f)      Annual Addition .......................................................      2
         (g)      Annuity Starting Date .................................................      3
         (h)      Attained Age ..........................................................      3
         (i)      Beneficiary ...........................................................      3
         (j)      Code ..................................................................      3
         (k)      Committee .............................................................      4
         (l)      Company ...............................................................      4
         (m)      Company Contributions .................................................      4
         (n)      Company Contribution Account ..........................................      4
         (o)      Covered Employee ......................................................      4
         (p)      Creditable Compensation ...............................................      5
         (q)      Death Benefit .........................................................      7
         (r)      Determination Date ....................................................      7
         (s)      Direct Rollover .......................................................      7
         (t)      Discretion ............................................................      7
         (u)      Discretionary Contributions ...........................................      7
         (v)      Distributable Account .................................................      7
         (w)      Distributee ...........................................................      7
         (x)      Effective Date ........................................................      7
         (y)      Elective Deferrals ....................................................      7
         (z)      Elective Deferral Account .............................................      7
         (aa)     Eligible Retirement Plan ..............................................      7
         (bb)     Eligible Rollover Distribution ........................................      8
         (cc)     Employee ..............................................................      8
         (dd)     Employer ..............................................................      8
         (ee)     Employer Group ........................................................      9
         (ff)     Entry Date ............................................................      9
         (gg)     Excess Deferrals ......................................................      9
         (hh)     FMLA ..................................................................      9
         (ii)     Financial Hardship ....................................................      9
         (jj)     Former Employer .......................................................     10
         (kk)     Hardship Distribution .................................................     10
         (ll)     Highly Compensated Employee ...........................................     10
         (mm)     Hour of Service .......................................................     11
         (nn)     Investment Fund .......................................................     14
         (oo)     Investment Manager ....................................................     14

         (pp)     Key Employee ..........................................................     14
         (qq)     Leased Employee .......................................................     15
         (rr)     Limitation Year .......................................................     15
         (ss)     Matching Contributions ................................................     15
         (tt)     Matching Contribution Account .........................................     16
         (uu)     Merge Date ............................................................     16
         (vv)     Merged Plan ...........................................................     17
         (ww)     Merged Plan Account ...................................................     17
         (xx)     Nonforfeitable ........................................................     18
         (yy)     Non-Key Employee ......................................................     18
         (zz)     Normal Retirement Age .................................................     18
         (aaa)    Normal Retirement Date ................................................     18
         (bbb)    Original Effective Date ...............................................     18
         (ccc)    Participant ...........................................................     18
         (ddd)    Participation Agreement ...............................................     18
         (eee)    Permanent and Total Disability ........................................     18
         (fff)    Plan ..................................................................     18
         (ggg)    Plan Administrator ....................................................     19
         (hhh)    Plan Year .............................................................     19
         (iii)    Prior Plan ............................................................     19
         (jjj)    Prior Plan Participant ................................................     19
         (kkk)    Proper ................................................................     19
         (lll)    Qualified .............................................................     19
         (mmm)    Special Contributions .................................................     19
         (nnn)    Special Contributions Account .........................................     19
         (ooo)    Spouse or Surviving Spouse ............................................     19
         (ppp)    Stock Option Plan .....................................................     20
         (qqq)    Termination Benefit ...................................................     20
         (rrr)    Testing Compensation ..................................................     20
         (sss)    Top Heavy .............................................................     20
         (ttt)    Top Heavy Contributions ...............................................     20
         (uuu)    Total Compensation ....................................................     20
         (vvv)    Transferred Assets ....................................................     22
         (www)    Transferred Assets Account ............................................     22
         (xxx)    Trust and Trust Fund ..................................................     22
         (yyy)    Trust Agreement .......................................................     23
         (zzz)    Trustee ...............................................................     23
         (aaaa)   Valuation Date ........................................................     23
1.2      Compliance with the Act and the Code ...........................................     23
1.3      Governing Law and Rules of Construction ........................................     23
1.4      Power to Interpret .............................................................     23
1.5      Terminated Employees ...........................................................     24
1.6      Profit Sharing Plan ............................................................     24

ARTICLE II PARTICIPATION ................................................................     25
2.1      Eligibility For Participation ..................................................     25
         (a)      General Rule ..........................................................     25

         (b)      No Application Required ...............................................     25
         (c)      Prior Plan Participants ...............................................     25
2.2      Participation Agreements .......................................................     25
         (a)      Description ...........................................................     25
         (b)      Limits on Compensation Reduction Elections ............................     26
         (c)      Catch Up Contributions ................................................     26
2.3      Duration of Participation; Participation After Termination of Employment .......     27
         (a)      General Rule ..........................................................     27
         (b)      Transfer to Noncovered Status .........................................     27
         (c)      Participation After Termination of Employment .........................     27
         (d)      Effect of Military Service ............................................     27

ARTICLE III CONTRIBUTIONS ...............................................................     28
3.1      Time and Amount of Company Contributions .......................................     28
         (a)      Company Contributions .................................................     28
             (i)      Top Heavy Contributions ...........................................     28
             (ii)     Discretionary Contributions .......................................     28
             (iii)    Special Contributions .............................................     28
         (b)      Elective Deferrals ....................................................     28
         (c)      Matching Contributions ................................................     28
         (d)      Deductible Limit ......................................................     29
         (e)      Time for Contributing Elective Deferrals ..............................     29
         (f)      Time for Making Company Contributions (Other Than Elective Deferrals)..     29
         (g)      Form of Contributions .................................................     29
         (h)      No Employee Contributions .............................................     30
3.2      Contributions Conditioned Upon Deductibility ...................................     30
3.3      Mistake of Fact ................................................................     30
3.4      Contributions to One or More Qualified Pension or Annuity Plans ................     30

ARTICLE IV ALLOCATIONS AND ACCOUNTS .....................................................     32
4.1      Participants' Shares of Contributions ..........................................     32
         (a)      Allocation of Elective Deferrals ......................................     32
         (b)      Allocation of Matching Contributions ..................................     32
         (c)      Allocation of Company Contributions ...................................     32
             (i)      Top Heavy Contributions ...........................................     32
             (ii)     Discretionary Contributions .......................................     32
             (iii)    Special Contributions .............................................     33
         (d)      Compensation Considered ...............................................     34
         (e)      Merged Plans ..........................................................     34

4.2      Limitations on Annual Contributions and Additions ..............................     34
         (a)      Maximum Annual Addition ...............................................     34
         (b)      Treatment of Excess ...................................................     34
         (c)      Coordination with Other Defined Contribution Plans ....................     35
         (d)      Compliance with Applicable Law ........................................     36
4.3      Periodic Adjustments to Accounts ...............................................     36
         (a)      Distributions and Expenses ............................................     36
         (b)      Gains and Losses ......................................................     36
4.4      Expenses and Remuneration ......................................................     36

         (a)      Remuneration ..........................................................     36
         (b)      Expenses ..............................................................     36
4.5      Distributable Accounts .........................................................     37
         (a)      Adjustments to Distributable Accounts .................................     37
         (b) Investment .................................................................     37
4.6      Separate Accounting ............................................................     38

ARTICLE V BENEFITS AND DISTRIBUTIONS ....................................................     39
5.1      Vesting ........................................................................     39
5.2      Distributions Upon Termination of Employment or Death ..........................     39
         (a)      Termination of Employment .............................................     39
         (b)      Death .................................................................     39
5.3      Other Distributions and Payments ...............................................     39
         (a)      Attainment of Age 59-1/2 ..............................................     39
         (b)      Hardship ..............................................................     40
             (i)      Amount ............................................................     40
             (ii)     Alternate Fund Sources Exhausted ..................................     40
             (iii)    Limitations on Future Deferrals ...................................     40
         (c)      Plan Termination ......................................................     41
5.4      Loans to Participants ..........................................................     41
         (a)      General Rules .........................................................     41
         (b)      Requirements ..........................................................     41
             (i)      Maximum Amount ....................................................     42
             (ii)     Number of Loans ...................................................     42
             (iii)    Minimum Loan Amount ...............................................     42
             (iv)     Term ..............................................................     42
             (v)      Interest; Security ................................................     43
             (vi)     Amortization ......................................................     43
             (vii)    Repayment .........................................................     43
             (viii)   Loan Processing Fee ...............................................     44
             (ix)     Loan Statement ....................................................     44
             (x)      Effect on Investment Funds ........................................     44
             (xi)     Allocation of Interest ............................................     44
             (xii)    Effect on Distributions ...........................................     44
             (xiii)   Acceleration ......................................................     45
         (c)      Transfer to Another Plan ..............................................     45
5.5      Payment of Benefits ............................................................     45
         (a)      Application ...........................................................     45
         (b)      Notice ................................................................     46
         (c)      Payment of Benefits Other Than Death Benefits .........................     47
             (i)      Normal Form .......................................................     47
             (ii)     Optional Forms for Merged Plan Accounts ...........................     47
         (d)      Payment of Death Benefits .............................................     48
             (i)      Form for Payment ..................................................     48
             (ii)     Time for Payment ..................................................     49
             (iii)    Designation of Beneficiary by Participant .........................     49
             (iv)     Designation of Beneficiary by Surviving Spouse or Alternate Payee..     50

         (e)      Spouse Consent ........................................................     51
         (f)      Required Distributions ................................................     51
         (g)      Permanent Elections ...................................................     52
         (h)      Unclaimed Benefits ....................................................     52
         (i)      Small Benefits ........................................................     53
         (j)      Deadline for Payment...................................................     53
         (k)      Direct Rollovers ......................................................     54
5.6      Benefit Recipients .............................................................     54
         (a)      Distributions to Participants .........................................     54
         (b)      Distributions to Minors and Incompetent Individuals ...................     54
5.7      Payment Medium .................................................................     55
5.8      Distribution of Excess Deferrals ...............................................     55
         (a)      Notification to Plan Administrator ....................................     55
         (b)      Timing of Distribution ................................................     55
5.9      Payments Pursuant to a Qualified Domestic Relations Order ......................     56

ARTICLE VI MINIMUM DISTRIBUTION REQUIREMENTS ............................................     57
6.1      Effective Date .................................................................     57
6.2      Precedence .....................................................................     57
6.3      Requirements of Treasury Regulations Incorporated ..............................     57
6.4      TEFRA Section 242(b)(2) Elections ..............................................     57
6.5      Time and Manner of Distribution ................................................     57
         (a)      Required Beginning Date ...............................................     57
         (b)      Death of Participant Before Distributions Begin .......................     57
         (c)      Forms of Distribution .................................................     58
6.6      Required Minimum Distributions During Participant's Lifetime....................     59
         (a)      Amount of Required Minimum Distribution For Each Distribution
                  Calendar Year .........................................................     59
         (b)      Lifetime Required Minimum Distributions Continue Through Year of
                  Participant's Death ...................................................     59
6.7      Required Minimum Distributions After Participant's Death .......................     59
         (a)      Death On or After Date Distributions Begin ............................     59
             (i)      Participant Survived by Designated Beneficiary ....................     59
             (ii)     No Designated Beneficiary .........................................     60
         (b)      Death Before Date Distributions Begin .................................     61
             (i)      Participant Survived by Designated Beneficiary ....................     61
             (ii)     No Designated Beneficiary .........................................     61
             (iii)    Death of Surviving Spouse Before Distributions to Surviving
                      Spouse Are Required to Begin ......................................     61
6.8      Definitions ....................................................................     62
         (a)      Designated Beneficiary ................................................     62
         (b)      Distribution Calendar Year ............................................     62
         (c)      Life Expectancy .......................................................     62
         (d)      Participant's Account Balance .........................................     62
         (e)      Required Beginning Date ...............................................     62
6.9      Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries .....     63

ARTICLE VII TOP HEAVY REQUIREMENTS ......................................................     64

7.1      Applicability ..................................................................     64
7.2      Determination of Top Heavy Status ..............................................     64
         (a)      General Rule ..........................................................     64
         (b)      Required Aggregation ..................................................     64
         (c)      Optional Aggregation ..................................................     64
         (d)      Aggregation Rule ......................................................     65
         (e)      Special Computation Rules .............................................     65
7.3      Top Heavy Restrictions .........................................................     67
         (a)      Minimum Required Allocation for Non-Key Employees .....................     67
         (b)      Adjustment for Small Contributions ....................................     67
         (c)      Alternative Method for Satisfying the Minimum Allocation Requirement...     68

ARTICLE VIII TERMINATION OF EMPLOYMENT ..................................................     69
8.1      Dissolution ....................................................................     69
8.2      Termination in Other Circumstances .............................................     69
8.3      Temporary Absence and Military Service .........................................     69
         (a)      Leaves, Illness, Layoffs ..............................................     69
         (b)      Armed Forces ..........................................................     69
         (c)      Inactive Status .......................................................     70
         (d)      Short Absences ........................................................     70
         (e)      Corrective Actions ....................................................     70
         (f)      Mutual Agreement ......................................................     70
8.4      No Longer Covered Employee .....................................................     70

ARTICLE IX COMMITTEE AND COMPANY ........................................................     71
9.1      Composition of Committee .......................................................     71
         (a)      Appointment of Members ................................................     71
         (b)      Plan Administrator ....................................................     71
9.2      Removal and Resignation ........................................................     71
9.3      Actions ........................................................................     71
9.4      Officers .......................................................................     71
9.5      Duties of Employer .............................................................     72
         (a)      Provide Notification ..................................................     72
         (b)      Maintain Records ......................................................     72
         (c)      Furnish Information ...................................................     72
         (d)      Furnish Lists and Data ................................................     72
         (e)      Make Available Materials ..............................................     72
9.6      Duties of Committee ............................................................     72
         (a)      Maintain Data .........................................................     73
         (b)      Make Records Available ................................................     73
         (c)      Provide Forms .........................................................     73
         (d)      Accept/Reject Forms ...................................................     73
         (e)      Furnish Allocation Information ........................................     73
         (f)      Furnish Participant Information .......................................     73
         (g)      Establish and Administer Investment Funds .............................     73
9.7      Duties of the Plan Administrator ...............................................     73
         (a)      Establish Procedures for Benefit Claims ...............................     74
         (b)      Establish Rules for Participation Agreements ..........................     74

         (c)      Establish Procedures for Domestic Relations Orders ....................     74
9.8      Claims Procedure ...............................................................     74
         (a)      Written Notice ........................................................     74
         (b)      Timing of Determination ...............................................     74
         (c)      Appeals ...............................................................     75
9.9      Powers .........................................................................     76
9.10     Discretion; Nondiscrimination ..................................................     76
9.11     Fiduciaries and Named Fiduciaries ..............................................     77
         (a)      Identity ..............................................................     77
         (b)      Responsibility ........................................................     77
         (c)      Prior Actions .........................................................     77
         (d)      Allocation of Responsibility ..........................................     77
         (e)      Multiple Capacities ...................................................     78
         (f)      No Relief for Fraud ...................................................     78

ARTICLE X THE TRUSTEE AND TRUST AGREEMENT; INVESTMENTS ..................................     79
10.1     The Trustee ....................................................................     79
10.2     Form and Terms of the Trust Agreement ..........................................     79
10.3     Fiduciary of Trust Fund ........................................................     79
10.4     Transfer of Investment Authority ...............................................     79
         (a)      Transfer to Employer ..................................................     79
         (b)      Transfer to Investment Manager ........................................     80
         (c)      Transfer to Participants ..............................................     80
10.5     Bonding ........................................................................     80
10.6     Investment in Employer Securities ..............................................     80
10.7     Funding Policy .................................................................     81
10.8     Investment Funds ...............................................................     81
         (a)      Participants' Interests in Investment Funds ...........................     81
         (b)      Addition or Deletion of Investment Funds ..............................     81
         (c)      Participant Elections .................................................     81
         (d)      Implementation ........................................................     82
10.9     Investment Direction ...........................................................     82

ARTICLE XI TERMINATION AND AMENDMENT ....................................................     83
11.1     Termination of Plan ............................................................     83
11.2     Liquidation of Plan ............................................................     83
11.3     Termination of Trust ...........................................................     84
11.4     Amendment ......................................................................     84
         (a)      No Increase in Liabilities ............................................     84
         (b)      Retroactivity Allowed .................................................     84
         (c)      Benefits Preserved ....................................................     84
         (d)      Vesting Changes .......................................................     85

ARTICLE XII MISCELLANEOUS ...............................................................     86
12.1     No Reversions ..................................................................     86
12.2     Merger, Consolidation, Etc .....................................................     86
         (a)      Transfers to Other Plans ..............................................     86
         (b)      Transfers From Other Plans ............................................     86

12.3     Spendthrift Provision ..........................................................     87
         (a)      No Assignment Permitted ...............................................     87
         (b)      Qualified Domestic Relations Orders ...................................     87
12.4     Execution of Instruments .......................................................     87
12.5     Company Actions ................................................................     88
12.6     Successors, Etc ................................................................     88
12.7     Miscellaneous Protective Provisions ............................................     88
12.8     Reliance .......................................................................     89
12.9     Common Control and Successorship Situations ....................................     89
         (a)      Predecessor Employers .................................................     89
         (b)      Transfers Within Employer Group .......................................     89
         (c)      Multiple Employers ....................................................     89
12.10    Indemnification by Company .....................................................     90
12.11    Employment Rights Not Enlarged .................................................     90
12.12    Correction of Errors and Recoupment ............................................     90
12.13    Effect of Participant's Acceptance of Payments .................................     90
12.14    Notification of Address ........................................................     90
12.15    Source of Benefit Payments .....................................................     91

ARTICLE XIII TRANSFERRED ASSETS .........................................................     92
13.1     Right to Transfer ..............................................................     92
13.2     Accounting for Transferred Assets ..............................................     92
13.3     Nonforfeitability of Transferred Assets ........................................     92
13.4     Distribution of Transferred Assets .............................................     92

ARTICLE XIV EXECUTION ...................................................................     93

                                    PREAMBLE

      Pulte Home Corporation adopted and maintained the Pulte Home Corporation Investment Savings Plus, originally effective as of April 1, 1984, as most recently amended and restated effective as of January 1, 1997, and as thereafter amended from time to time (the "Plan"). In 2002, Pulte Homes, Inc. assumed sponsorship of the Plan and authorized the merger into the Plan of the Retirement Savings Plan for the Employees of Del Webb Corporation, effective January 1, 2003. This document represents an amendment and restatement of the Plan.

      The provisions of this restated Plan are effective December 31, 2002, unless otherwise provided elsewhere in this document. Employees who terminated their employment before the effective date of this amendment and restatement shall, unless otherwise specified in this document, be subject to the terms of the Plan as in effect on the date of their termination of employment.

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

1.1 Definitions. The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context otherwise requires:

      (a) "ACCOUNT" means one (1) or more accounts maintained to record the interest of a Participant in the Plan, including the aggregate of the Participant's Company Contribution Account, Elective Deferral Account, Matching Contribution Account, Merged Plan Account, Special Contributions Account and Transferred Assets Account, if any, and any earnings or losses thereon.

      (b) "ACQUIRED EMPLOYEE" means a person who, on the day immediately before becoming an Employee, was employed by a Former Employer.

      (c) "ACT" means those provisions of the Employee Retirement Income Security Act of 1974, as amended, not included within the Code, and any successor laws.

      (d) "ADMINISTRATIVE PARTIES" means and includes the Employer, the Trustee, and the Committee.

      (e)   "ANNIVERSARY DATE" means the last day of the Plan Year.

      (f) "ANNUAL ADDITION" means, with respect to any Participant (for any Limitation Year), the sum of:

            (i) That part of any Company Contributions, Elective Deferrals or Matching Contributions allocated to the Participant's Account with respect to that Limitation Year (provided such amount is contributed to the Plan not later than thirty (30) days following the Employer's due date for filing its federal income tax return for its taxable year with or within that Limitation Year ends.

            (ii) The forfeitures, if any, allocated to the Participant's account under any defined contribution plan maintained by the Employer Group with respect to that Limitation Year.

            (iii) Amounts allocated after March 31, 1984, on behalf of the
                  Participant during the Limitation Year to an individual medical account, within the meaning of Section 415(l)(2) of the Code, which is part of a pension or annuity plan of the Employer Group.

            (iv) If the Participant is or ever has been a Key Employee, amounts allocated after December 31, 1985, to any separate account (within the meaning of Section 419A(d)(1) of the Code) in a welfare benefit fund (within the meaning of Section 419(e) of the Code) during the Limitation Year for provision of post-retirement medical benefits for the Participant.

      (g) "ANNUITY STARTING DATE" means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to that benefit.

      (h) "ATTAINED AGE" means a Participant's chronological age (not his age on his nearest birthday).

      (i) "BENEFICIARY" means the person or persons designated by a Participant in accordance with Section 5.5(d)(iii) (Designation of Beneficiary by Participant) to receive payments under the Plan in the event of the Participant's death, or designated by a Surviving Spouse or Alternate Payee in accordance with Section 5.5(d)(iv) (Designation of Beneficiary by Surviving Spouse or Alternate Payee) to receive payments under the Plan in the event of the Surviving Spouse's or Alternate Payee's death.

      (j) "CODE" means the Internal Revenue Code of 1986, as amended, and any successor laws.

      (k)   "COMMITTEE" means the administrative committee appointed pursuant to
Section 9.1 (Composition of Committee).

      (l) "COMPANY" means the Employer and any of its subsidiaries or affiliates, if any, which, with the approval of the Employer's Senior Vice President -- Corporate Development, adopt the Plan.

      (m) "COMPANY CONTRIBUTIONS" means the amounts contributed to the Plan by the Company pursuant to Section 3.1(a) (Company Contributions). As the context may require, the term Company Contributions may also refer to any contributions made to the Plan by the Company.

      (n) "COMPANY CONTRIBUTION ACCOUNT" means the account established for a Participant pursuant to Section 4.1(c) (Allocation of Company Contributions) to hold Company Contributions allocable to the Participant, as adjusted for any earnings and losses.

      (o)   "COVERED EMPLOYEE" means any Employee other than:

            (i) An Employee who is laid off, on leave of absence or on active duty in the armed forces of any nation or international body (other than as a member of the Armed Forces of the United States of America).

            (ii) An Employee who is covered by a collective bargaining agreement entered into by the Company unless the agreement, by specific reference to the Plan, provides for coverage under the Plan, if there is evidence that retirement benefits were the subject of good faith bargaining.

            (iii) A Leased Employee.

            (iv) An Employee classified by the Company as a temporary hourly Employee.

            (v) An Employee of a subsidiary or affiliate of the Company which has not adopted the Plan.

            (vi) An Employee who is a non-resident alien and received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer Group which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

            (vii) Effective January 1, 2003, an Employee who is employed by
                  DiVosta Building Corporation and is classified as being in the Field Group.

            (viii) Any person whose status as an Employee is the result of a judicial or administrative determination.

      (p) "CREDITABLE COMPENSATION" means amounts paid to a Participant by the Company in the Plan Year in question for services performed, and which includes all wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c)), plus amounts described in Code Sections 104(a)(3), 105(a) and 105(h), to the extent includible in gross income, amounts paid or reimbursed by the Employer for moving expenses (to the extent not deductible by the Employee under Code Section 217), the value of any non-qualified stock option to the extent includible in gross income, and amounts includible in gross income as a result of making an election under Code Section 83(b), plus elective contributions to any Qualified plan, cafeteria plan, 403(b) annuity plan or other plan of the Employer Group on behalf of the Participant which are not includible in income under Code Section 125 (elective contributions under Code Section 125 include any amounts not available to the Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage; provided, however, that the Company does not request or collect information regarding the Employee's other health coverage as part of the enrollment process for the Section 125 health plan), or Code Sections 132(f)(4), 402(g)(3), 414(h)(2), or 457(b), and
excluding all of the following, even if includible in gross income:

            (i)   Reimbursements or other expense allowances.

            (ii)  Fringe benefits (cash and noncash).

            (iii) Moving expenses.

            (iv)  Deferred compensation.

            (v)   Welfare benefits.

            (vi) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

            (vii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

            (viii) Amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent not includible in gross income) or contributions made toward the purchase of an annuity contract described in Section 403(b) of the Code.

            (ix) The Company's contributions to any pension, profit sharing or other plan of deferred compensation (as described in Treas. Reg. Section 1.415-2(d)(3)(i)) to the extent such contributions are not includible in the Employee's gross income for the taxable year in which contributed.

Creditable Compensation taken into account for any Plan Year shall be limited to the amount set forth in Code Section 401(a)(17) (Two Hundred Thousand Dollars ($200,000), or such other amount as may be established by the Commissioner of Internal Revenue as a result of adjustments to account for the cost of living in accordance with Code Section 401(a)(17)(B)). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Creditable Compensation is determined (the "Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than twelve (12) months, the limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is twelve (12).

      (q) "DEATH BENEFIT" means the benefit payable on the death of the Participant pursuant to Section 5.5(d) (Payment of Death Benefits).

      (r) "DETERMINATION DATE" means, for any Plan Year, the last day of the preceding Plan Year.

      (s) "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      (t)   "DISCRETION" means sole, absolute and uncontrolled discretion.

      (u) "DISCRETIONARY CONTRIBUTIONS" means the contributions made by the Company pursuant to Section 3.1(a)(ii) (Discretionary Contributions), if any.

      (v) "DISTRIBUTABLE ACCOUNT" means an Account which has become fixed, vested, and set apart pursuant to Section 4.5 (Distributable Accounts), regardless of whether the assets of the Account are commingled with any other Account.

      (w) "DISTRIBUTEE" means a Participant or former Participant, a Surviving Spouse, or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

      (x)   "EFFECTIVE DATE" means December 31, 2002.

      (y)   "ELECTIVE DEFERRALS" means Company Contributions described in
Section 3.1(b) (Elective Deferrals) made to the Plan pursuant to a Participant's Participation Agreement.

      (z) "ELECTIVE DEFERRAL ACCOUNT" means the account established for a Participant pursuant to Section 4.1(a) (Allocation of Elective Deferrals) to hold Elective Deferrals made to the Plan on his behalf, as adjusted for any earnings and losses.

      (aa) "ELIGIBLE RETIREMENT PLAN" means, in the case of a Distributee, including a Surviving Spouse, an individual retirement account described in Code
Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in

Section Code 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a Qualified plan that accepts the Distributee's Eligible Rollover Distribution.

      (bb) "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of a Distributee, except the following:

            (i) Any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary.

            (ii) Any distribution that is one of a series of distributions paid to the Distributee and his designated Beneficiary over a specified period of ten (10) years or more.

            (iii) Any distribution to the extent such distribution is required under Code Section 401(a)(9).

            (iv) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (v) Any distribution which is a Hardship Distribution that includes amounts attributable to Elective Deferrals.

      (cc) "EMPLOYEE" means a person who receives Total Compensation, within the meaning of Section 1.1(uuu) (Total Compensation), including any Leased Employee, but excluding any person who is an independent contractor.

      (dd)  "EMPLOYER" means Pulte Homes, Inc.

      (ee) "EMPLOYER GROUP" means the Employer and any subsidiary or affiliated entity which, with the Employer, constitutes a controlled group of corporations or other entities or an affiliated service group within the meaning of Code Sections 414(b), (c), (m), or (o). For purposes of Section 4.2 4.2(Limitations on Annual Contributions and Additions), the definition of Employer Group shall be modified as required by Code Section 415(h).

      (ff) "ENTRY DATE" means the first day of each month occurring on or after the Effective Date.

      (gg) "EXCESS DEFERRALS" means any elective contributions made by a Participant during a calendar year in excess of Eleven Thousand Dollars ($11,000), as adjusted for cost of living by the Secretary of the Treasury pursuant to Code Section 402(g), and as modified by Code Section 414(v) (which constitute excess deferrals within the meaning of Code Section 402(g)(2)).

      (hh)  "FMLA" means the Family and Medical Leave Act of 1993, as amended.

      (II) "FINANCIAL HARDSHIP" shall mean an immediate and heavy financial need, as determined by the Plan Administrator, which the Participant represents to the Plan Administrator has arisen because the Participant has experienced one
(1) or more of the following circumstances:

            (i)   Unreimbursed expenses for medical care (as defined in Code
                  Section 213(d)) incurred by the Participant or by the Participant's Spouse or dependents (as defined in Code Section
                  152) or necessary for these persons to obtain medical care described in Code Section 213(d);

            (ii) Costs directly related to the purchase (excluding mortgage payments) of the Participant's principal residence;

            (iii) Payment of tuition, related educational fees, or room and board for the next twelve (12) months of post-secondary education for the Participant or for the Participant's Spouse, children or dependents (as defined in Code Section 152);

            (iv) Payments necessary to prevent the Participant's eviction from his principal residence or foreclosure of the mortgage on that residence;

            (v) Such other circumstances as may from time to time be deemed to constitute financial hardship by the Commissioner of the Internal Revenue Service.

      (jj) "FORMER EMPLOYER" means an entity all or portion of the stock or assets of which were acquired by a member of the Employer Group.

      (kk)  "HARDSHIP DISTRIBUTION" means an amount payable from the Plan under
Section 5.3(b) (Hardship) on account of a Financial Hardship.

      (ll)  "HIGHLY COMPENSATED EMPLOYEE" means any Employee who:

            (i) Owned at any time in the current or preceding Plan Year more than five percent (5%) of the outstanding stock of the Company or stock which has more than five percent (5%) of the total combined voting power of all stock of the Company; or

            (ii) Received Total Compensation for the preceding Plan Year of at least Eighty-Five Thousand Dollars ($85,000) and who, for such preceding calendar year, was in the top one-fifth (1/5) of all Employees, when ranked on the basis of Total Compensation.

      In determining the identity of Highly Compensated Employees, the following additional rules shall apply:

            (iii) The dollar threshold set forth in subparagraph (ii) shall be increased to reflect any cost of living adjustments implemented by the Secretary of the Treasury pursuant to
                  Section 415(d) of the Code. The applicable dollar amount shall be the dollar amount for the calendar year in which the relevant Plan Year begins.

            (iv) Former Employees who were Highly Compensated Employees either when they separated from service (or have a deemed separation within the meaning of regulations promulgated under Code
                  Section 414(q)) or at any time after reaching an Attained Age of fifty-five (55) shall always be considered Highly Compensated Employees. Highly Compensated former Employees shall not be included for the purpose of determining the number of Employees in the top one-fifth (1/5) group, pursuant to subparagraph (ii).

            (v) For purposes of determining the number of Employees in the top one-fifth (1/5) of all Employees under subparagraph (ii), the following Employees shall not be considered:

                  (A)   Non-resident aliens with no United States source income.

                  (B) Employees who have not completed six (6) months of service by the end of the Plan Year.

                  These Employees shall nevertheless be considered in determining the identity of the Highly Compensated Employees.

            (vi) Leased Employees who are covered by a "safe harbor" plan and who are not participants in any Qualified plan of the Employer Group shall be included as Employees for purposes of subparagraph (ii).

      (mm)  "HOUR OF SERVICE" means:

            (i)   The total of paragraphs (A), (B), and (C), as follows:

                  (A) Each hour for which an Employee is paid, or entitled to payment, by the Company for the performance of duties. Those hours shall be credited during the calendar year in which the duties were performed.

                  (B) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company. Those hours shall be credited to the Plan Year to which the award or agreement pertains; provided, however, that an Employee shall not be credited with more than one (1) Hour of Service under Section 1.1(mm)(i)(A) or Section (l.l)(mm)(i)(C) and this
                        Section 1.1(mm)(i)(B) with respect to the same hour nor shall an Employee be credited with more than five hundred one (501) Hours of Service under this Section 1.1(mm)(i)(B) on account of any single continuous period during which the Employee did not or would not have performed duties for the Company (whether or not the period occurs in a single Plan Year).

                  (C) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for reasons (such as vacation, sickness or disability) other than for the performance of duties (irrespective of whether the employment relationship with the Company has terminated). These hours shall be credited in the calendar year in which payment is actually made or amounts payable become due, whichever is earlier, provided, however, that an Employee shall not be credited with more than five hundred one (501) Hours of Service under this Section 1.1(mm)(i)(C) on account of any single continuous period during which the Employee performs no duties for the Company (whether or not such period occurs in a single calendar year.

                  Hours under this Section 1.1(mm)(i) shall be calculated and credited pursuant to Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference.

            (ii) Service with any member of the Employer Group shall be treated as Hours of Service to the extent provided in Section 12.9(b) (Transfers Within Employer Group).

            (iii) An Employee, other than an Employee classified by the Company as an hourly employee, shall be credited with forty-five (45) Hours of Service for each week in which the Employee has one
                  (1) or more Hours of Service. If the week in which the Employee has one (1) or more Hours of Service extends into more than one (1) Plan Year, the forty-five (45) Hours of Service shall be allocated between the Plan Years on a pro rata basis.

            (iv) Service with the former sponsor of a Merged Plan whose Merge Date is on or after December 31, 2001, shall be treated as service for the Company.

            (v) All service by an Acquired Employee with his Former Employer, or any subsidiary or affiliated entity which, with the Former Employer, constituted a controlled group of corporations or other entities or an affiliated service group within the meaning of Code Sections 414(b), (c), (m), or (o), shall be treated as Hours of Service for purposes of eligibility under
                  Section 2.1 (Eligibility for Participation).

            (vi) Hours of Service shall include service with Pulte International Caribbean Corporation prior to its adoption of the Plan.

            (vii) Service with DiVosta and Company, Inc. or any subsidiary or affiliated entity which, with DiVosta and Company, Inc., constituted a controlled group of corporations or other entities or an affiliated service group within the meaning of Code Sections 414(b), (c), (m), or (o) prior to their becoming members of the Employer Group, shall be treated as Hours of Service with the Employer Group for purposes of eligibility under Section 2.1 (Eligibility for Participation).

      (nn) "INVESTMENT FUND" means one or more funds, comprising the Trust Fund, in which Plan assets may be invested. Investment Funds may include such funds as may be established from time to time by the Committee in its Discretion.

      (oo)  "INVESTMENT MANAGER" means a person, firm or entity which:

            (i) Is either (A) registered as an investment adviser under the Investment Advisers Act of 1940, (B) a bank, as defined in the Investment Advisers Act of 1940, or (C) an insurance company qualified to manage, acquire and dispose of the assets of Qualified plans under the laws of more than one (1) state,

            (ii) Has acknowledged in writing that it is a fiduciary with respect to the Plan, and

            (iii) Has been granted the authority and duty to direct the investment of all or part of the Trust Fund pursuant to
                  Section 10.4 (Transfer of Investment Authority).

      (pp)  "KEY EMPLOYEE" means any individual described in (i) or (ii) below:

            (i) Any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year containing the Determination Date, was:

                  (A) An officer of the Company or any member of the Employer Group whose annual Total Compensation is greater than One Hundred Thirty Thousand Dollars ($130,000), as adjusted pursuant to Code Section 416(i)(1); or

                  (B) A person owning more than five percent (5%) of the outstanding stock of the Company or stock which has more than five percent (5%) of the combined voting power of all stock of the Company; or

                  (C) A person owning more than one percent (1%) of the outstanding stock of the Company or stock which has more than one percent (1%) of the combined voting power of all stock of the Company and whose annual Total Compensation from the Employer Group is more than One Hundred Fifty Thousand Dollars ($150,000).

            For purposes of determining ownership under paragraphs (B) and (C) above, the constructive ownership provisions of Code Section 318 shall apply, except that (I) five percent (5%) or one percent (1%), as the case may be, shall be substituted for fifty percent (50%) in Code Section 318(a)(2), and (II) the rules of Code Sections 414(b),
            (c) and (m) shall not apply. The dollar amount referred to in paragraph (A) above shall be adjusted as described in Code Section 415(d).

            (ii)  The Beneficiary of a person described in (i).

      (qq) "LEASED EMPLOYEE" means a person who is not an employee of the recipient, but who provides services to the Employer Group which are pursuant to an agreement between a member of the Employer Group and a leasing organization or between a member of the Employer Group and another person, the services are performed under the primary direction or control of a member of the Employer Group, and the person has performed the services for the Employer Group on a substantially full-time basis for a period of at least one (1) year. A person who would otherwise be treated as a Leased Employee pursuant to this Section 1.1(qq) shall not be so treated if the person is covered by a Qualified plan maintained by the leasing organization which is a nonintegrated money purchase pension plan with at least a ten percent (10%) employer contribution rate, and which provides for full and immediate vesting and immediate participation; provided, however, that this sentence shall not apply if Leased Employees comprise more than twenty percent (20%) of the Employer Group's Employees who are not Highly Compensated Employees.

      (rr)  "LIMITATION YEAR" means the Plan Year.

      (ss)  "MATCHING CONTRIBUTIONS" means Company contributions described in
Section 3.1(c) (Matching Contributions) which are based on a Participant's Elective Deferrals.

      (tt) "MATCHING CONTRIBUTION ACCOUNT" means the account established for a Participant pursuant to Section 4.1(b) (Allocation of Matching Contributions) to hold Matching Contributions made to the Plan on behalf of the Participant, as adjusted for any earnings and losses.

      (uu) "MERGE DATE" means the date as of which a Merged Plan's assets and liabilities are transferred to this Plan. The Merge Dates for the Merged Plans are:

                      Plan                                   Merge Date
                      ----                                   ----------
Retirement  Savings Plan for the Employees of Del          January 1, 2003
Webb Corporation

Those assets and  liabilities  of the DiVosta and          January 1, 2003
Company,  Inc. 401(k) Plan  attributable to those
employees of DiVosta and Company,  Inc.,  DiVosta
Building   Corporation,   DiVosta  Homes,   Inc.,
Florida  Building  Products,  Inc.  and  American
Title of the  Palm  Beachs  Corporation,  who are
classified as Non-Field Employees.

Those assets and  liabilities  of the  Retirement           March 1, 2002
Savings  Plan  for  the  Employees  of  Del  Webb
Corporation  attributable  to  employees  of  Del
Webb Mortgage Corporation

That  portion of the assets  and  liabilities  of          January 1, 2000
the DiVosta and Company,  Inc.  401(k) Plan which
are  attributable  to  former  employees  of Home
Mortgages   of  the  Palm   Beaches  LTD  Limited
Partners who became  employees of Pulte  Mortgage
Corporation on October 1, 1999

Radnor Homes,  Inc. 401(k) Salary  Reduction Plan          January 1, 1999
and Trust

The Champion Savings  Association  Profit Sharing    Approximately March 6, 1989
Plan

Gulf Coast Investment  Corporation Profit Sharing    Approximately March 6, 1989
and Investment Plan

National   Title  Company   Profit   Sharing  and    Approximately March 6, 1989
Investment  Plan,  sponsored by Heights of Texas,
FSB, an affiliate of Pulte Home Corporation

      (vv) "MERGED PLAN" means those plan(s) whose assets and liabilities have been transferred into this Plan pursuant to Section 12.2(a) (Transfers From Other Plans), with this Plan as the survivor of the transaction. The following plans are Merged Plans:

            Retirement Savings Plan for the Employees of Del Webb Corporation;

            Those assets and liabilities of the DiVosta and Company, Inc. 401(k) Plan attributable to those employees of DiVosta and Company, Inc., DiVosta Building Corporation, DiVosta Homes, Inc., Florida Building Products, Inc. and American Title of the Palm Beachs Corporation, who are classified as Non-Field Employees.

            Those assets and liabilities of the Retirement Savings Plan for the Employees of Del Webb Corporation attributable to employees of Del Webb Mortgage Corporation;

            That portion of the assets and liabilities of the DiVosta and Company, Inc. 401(k) Plan which are attributable to former employees of Home Mortgages of the Palm Beaches LTD Limited Partners who became employees of Pulte Mortgage Corporation on October 1, 1999;

            Radnor Homes, Inc. 401(k) Salary Reduction Plan and Trust;

            The Champion Savings Association Profit Sharing Plan;

            Gulf Coast Investment Corporation Profit Sharing and Investment Plan; and

            National Title Company Profit Sharing and Investment Plan, sponsored by Heights of Texas, FSB, an affiliate of Pulte Home Corporation.

      (ww) "MERGED PLAN ACCOUNT" means the account established for a Participant pursuant to Section 4.1(e) (Merged Plans) to hold assets and liabilities transferred to the Plan from a Merged Plan with respect to the Participant, as adjusted for any earnings and losses.

      (xx) "NONFORFEITABLE," when used with respect to a benefit or right under this Plan, means vested and unconditional.

      (yy)  "NON-KEY EMPLOYEE" means:

            (i) a Participant or former Participant who is not and has never been a Key Employee; and

            (ii)  the Beneficiary of a person described in (i).

      (zz) "NORMAL RETIREMENT AGE" means the date a Participant reaches an Attained Age of sixty-five (65).

      (aaa) "NORMAL RETIREMENT DATE" means the date the Participant reaches his Normal Retirement Age.

      (bbb) "ORIGINAL EFFECTIVE DATE" means the date on which the Prior Plan was originally established, which is April 1, 1984.

      (ccc) "PARTICIPANT" means a Covered Employee who is eligible, and has qualified, to participate in the Plan in accordance with Article II (Participation).

      (ddd) "PARTICIPATION AGREEMENT" means the agreement, whether written or registered via telephonic, electronic, or by other methods approved by the Plan Administrator in its Discretion, by which a Participant agrees to reduce his Creditable Compensation as described in Section 2.2 (Participation Agreements).

      (eee) "PERMANENT AND TOTAL DISABILITY" means a physical or mental condition of a Participant, either occupational or nonoccupational in cause, on account of which he is determined to be eligible for disability benefits under the federal Social Security Act.

      (fff) "PLAN" means the Pulte Homes, Inc. 401(k) Plan as herein set forth or as from time to time amended.

      (ggg) "PLAN ADMINISTRATOR" means the Committee or such other person as may be designated in Section 9.1(b) (Plan Administrator) to perform the functions of a plan administrator as described in Section 3(16)(A) of the Act.

      (hhh) "PLAN YEAR" means the twelve (12) consecutive month period beginning on each January 1 and ending on the following December 31; provided, however, that the period from December 30, 2002, through December 31, 2002, shall constitute a short Plan Year.

      (iii) "PRIOR PLAN" means Pulte Home Corporation Investment Savings Plus the Plan as in effect from January 1, 1997, through December 30, 2002, and any predecessor retirement plan superseded thereby.

      (jjj) "PRIOR PLAN PARTICIPANT" means any Employee who was a participant under the Prior Plan as of December 30, 2002.

      (kkk) "PROPER" means necessary, advisable, desirable, expedient or convenient.

      (lll) "QUALIFIED," where used with reference to a plan or trust, has the same meaning as in Code Section 401(a), and when used with reference to an annuity plan, means a plan which meets the requirements of Code Section 404(a)(2).

      (mmm) "SPECIAL CONTRIBUTIONS" means the contributions made by the Company pursuant to Section 3.1(a)(iii) (Special Contributions) in such amounts as may be determined by the Company.

      (nnn) "SPECIAL CONTRIBUTIONS ACCOUNT" means the account established for a Participant pursuant to Section 4.1(c)(iii) (Special Contributions) to hold Special Contributions made to the Plan on behalf of the Participant, and any earnings thereon.

      (ooo) "SPOUSE" or "SURVIVING SPOUSE" means the person legally married to the Participant on the Annuity Starting Date. For purposes of determining benefit recipients upon the death of the Participant, the Surviving Spouse shall be the person to whom the Participant is legally married on the date of the Participant's death. A former spouse shall be considered a Spouse to the extent specified in a domestic relations order determined to be qualified pursuant to
Section 11.3(b) (Qualified Domestic Relations Orders).

      (ppp) "STOCK OPTION PLAN" means any of Pulte Corporation's stock option or stock incentive plans in effect on December 31, 1999, or any similar plan adopted in subsequent years by Pulte Corporation, Pulte Home Corporation, or Pulte Homes, Inc.

      (qqq) "TERMINATION BENEFIT" means the benefit payable to a Participant as a result of his severance from employment with the Employer Group, as described in Section 5.2(a) (Termination of Employment).

      (rrr) "TESTING COMPENSATION" means compensation, as defined in any manner permitted by Code Section 414(s) and regulations promulgated thereunder, including Treas. Reg. Section 1.414(s)-1, other than "rate of compensation" as defined in Treas. Reg. Section 1.414(s)-1(e), paid during the Plan Year by the Employer or by any member of the Employer Group to a Participant, while he is a Participant, for services actually performed. Compensation taken into account shall be limited as described in Code Section 401(a)(17), as adjusted for the cost of living by the Secretary of the Treasury.

      (sss) "TOP HEAVY" describes the Plan if it meets the conditions described in Section 7.2 (Determination of Top Heavy Status).

      (ttt) "TOP HEAVY CONTRIBUTIONS" means those contributions required to be made to the Plan by the Company pursuant to Section 7.3(a) (Minimum Required Allocation for Non-Key Employees), if any.

      (uuu) "TOTAL COMPENSATION" means all amounts paid during the Limitation Year or other relevant period to an individual by any member of the Employer Group for services actually performed which includes all wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with any member of the Employer Group (including, but not limited to, commissions, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2) plus amounts described in Code Sections 104(a)(3), 105(a) and 105(h), to the extent includible in gross income, amounts paid or reimbursed by any member of the Employer Group for moving expenses (to the extent not deductible by the individual under Code Section 217), the value of any non-qualified stock option to the extent includible in gross income, and amounts includible in gross income as a result of making an election under Code Section 83(b), plus any amounts that would otherwise be excluded from gross income by reason of the application of Code
Section 125 (elective contributions under Code Section 125 include any amounts not available to the Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage; provided, however, that the Company does not request or collect information regarding the Employee's other health coverage as part of the enrollment process for the
Section 125 health plan), or Code Sections 132(f)(4), 402(g)(3), 402(h)(1)(B), and 457, but excluding:

            (i) contributions made by any member of the Employer Group to a plan of deferred compensation to the extent that, before the application of the limits of Code Section 415, the contributions are not includible in the gross income of the individual for the taxable year in which contributed;

            (ii) contributions made by any member of the Employer Group to a plan of deferred compensation to the extent that all or a portion of them are recharacterized as voluntary employee contributions;

            (iii) contributions made by any member of the Employer Group on behalf of the individual to a simplified employee pension plan described in Code Section 408(k) to the extent the contributions are excludable from the individual's gross income;

            (iv) distributions from a plan of deferred compensation maintained by any member of the Employer Group regardless of whether the amounts are includible in the gross income of the individual when distributed (except amounts received pursuant to an unfunded non-Qualified plan to the extent the amounts are includible in the gross income of the individual);

            (v) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the individual either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (vi) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (vii) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the individual), or contributions made by any member of the Employer Group (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the individual).

      (vvv) "TRANSFERRED ASSETS" means those funds which constitute an Eligible Rollover Distribution (excluding any after-tax contributions) transferred from another Qualified plan to this Plan by the other Qualified plan on behalf of a Participant or Covered Employee; or distributed from another Qualified plan to a Participant or Covered Employee and transferred by the Participant or Covered Employee to this Plan (excluding any after-tax contributions); or distributed from another Qualified plan to a Participant or Covered Employee and transferred by the Participant or Covered Employee to an individual retirement account or individual retirement annuity (within the meaning of Code Section 408) and then to this Plan (excluding any after-tax contributions), provided the Participant or Covered Employee has not made any contributions to such individual retirement account or individual retirement annuity and such individual retirement account or individual retirement annuity otherwise consists only of Eligible Rollover Contributions. Transferred Assets shall also include an Eligible Rollover Distribution from an annuity contract described in Code Section 403(b) (including any after-tax contributions) or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

      (www) "TRANSFERRED ASSETS ACCOUNT" means the account established for a Participant or Covered Employee pursuant to Section 13.1 (Right to Transfer) to hold Transferred Assets received by the Plan on his behalf, as adjusted for any earnings and losses.

      (xxx) "TRUST" and "TRUST FUND" mean the trust and trust fund established pursuant to the Plan as a medium for funding the Plan.

      (yyy) "TRUST AGREEMENT" means the agreement entered into between the Employer and the Trustee which governs the management and control of Plan assets.

      (zzz) "TRUSTEE" means one (1) or more individuals or corporations (including banks or trust companies) designated by the Employer to be the Trustee for the Trust and Trust Fund.

      (aaaa) "VALUATION DATE" means the date on which the value of Plan assets is determined and includes each Anniversary Date and any other appraisal dates that may be designated by the Plan Administrator as well as each business day on which both the Trustee and the New York Stock Exchange are open for regular and ordinary course business.

1.2 Compliance with the Act and the Code. This Plan shall be interpreted and effectuated to comply with the applicable requirements of the Act and the Code. Accordingly, the Plan shall be operated so as not to discriminate in favor of Highly Compensated Employees in the provision of benefits or contributions.

1.3 Governing Law and Rules of Construction. This Plan shall be governed in all respects, whether as to construction, capacity, validity, performance or otherwise, by the laws of the United States and, to the extent not superseded by the laws of the United States, by the laws of the State of Michigan. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The Table of Contents of the Plan and the headings to the Articles and Sections of the Plan are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan. Each provision of the Plan shall be treated as severable and if any provision is declared illegal, invalid or unenforceable, the Plan shall be interpreted, and shall remain in full force and effect, as though that provision had never been contained in this Plan.

1.4 Power to Interpret. Subject to Section 1.2 (Compliance with the Act and the Code) and in addition to the obligations imposed on it under Section 9.10 (Discretion; Nondiscrimination) and elsewhere in the Plan, the Plan Administrator shall have the power and Discretion to construe this Plan, to determine entitlement to benefits, to correct any defect, supply any omission, or reconcile any inconsistencies in the manner and to the extent the Plan Administrator considers Proper to carry the Plan into effect.

1.5 Terminated Employees. The provisions of the Plan shall not apply to Employees who participated under the Prior Plan and whose employment with the Company terminated before the Effective Date (except as provided in Sections 2.3 (Duration of Participation; Participation After Termination of Employment) and
8.4 (No Longer Covered Employee). The benefits for such former Employees shall instead be determined pursuant to the terms of the Plan as in effect at the time of their severance from employment with the Employer Group.

1.6 Profit Sharing Plan. This Plan is intended to be a profit sharing plan and, specifically, not a plan to which Code Section 412 applies. This Plan also contains cash or deferred features and is intended to comply with the provisions of Code Section 401(k).

                                   ARTICLE II

                                  PARTICIPATION

2.1   Eligibility For Participation.

      (a) General Rule. Any Covered Employee who has completed six (6) months of service or more following the date on which he first performed an Hour of Service (determined without regard to any interruptions in the employment of the Covered Employee by the Company occurring during the twelve (12) consecutive month period beginning with the date on which he first performed an Hour of Service) shall be eligible to become a Participant as of the Entry Date coincident with or next succeeding the date on which the condition is fulfilled, if he is a Covered Employee on that Entry Date. An Employee who has fulfilled the eligibility conditions of this Section 2.1(a), but who is not a Covered Employee on the date he would otherwise become a Participant, shall become a Participant on the date he becomes a Covered Employee.

      (b) No Application Required. An eligible Covered Employee shall automatically become a Participant without filing an application or notice with the Plan Administrator.

      (c) Prior Plan Participants. Notwithstanding the foregoing provisions of this Section 2.1, any Covered Employee who was a Prior Plan Participant or would have been eligible to participate in the Prior Plan as of December 30, 2002, shall be eligible to participate in the Plan as of the Effective Date.

2.2 Participation Agreements. A Participant shall not be entitled to receive an allocation of Elective Deferrals until and unless he shall have filed with the Plan Administrator a Participation Agreement. All amounts described in this
Section 2.2 are Elective Deferrals.

      (a) Description. A Participant's initial Participation Agreement shall be effective on his initial date of participation or, if later, the at any time (or such other date or dates as the Plan Administrator in its Discretion may determine) on or after thirty (30) days (or such other period as the Plan Administrator in its Discretion may determine) after the Plan Administrator or its delegee receives an enforceable Participation Agreement. An amendment of a Participation Agreement shall be effective on the quarterly date (or such other date or dates as the Plan

Administrator in its Discretion may determine) on or after thirty (30) days (or such other period as the Plan Administrator in its Discretion may determine) after the Plan Administrator or its delegee receives the amended agreement. A Participation Agreement may be revoked at any time, effective as of the beginning of the payroll period after the Plan Administrator or its delegee receives a signed revocation. After a revocation, a new Participation Agreement shall be effective no earlier than the after the date on which the revocation is effective (or such other date as the Plan Administrator in its Discretion may determine). A Participation Agreement shall apply to all amounts received each pay period and shall remain in effect until revoked or amended.

      (b) Limits on Compensation Reduction Elections. Except as provided in a Participant's election to reduce his Creditable Compensation pursuant to a Participation Agreement (other than an election by a Participant who is an Employee of Pulte International Caribbean Corporation) may be made in one percent (1%) increments (or such other increments as the Plan Administrator, in its Discretion, may permit) up to a maximum of twenty percent (20%) of his Creditable Compensation, but not to exceed Eleven Thousand Dollars ($11,000) (or such greater amount as may be permitted under Section 402(g) of the Code as a result of adjustments made by the Secretary of the Treasury for the cost of living) in any calendar year. The Eleven Thousand Dollars ($11,000) limitation set forth in the preceding sentence shall apply to all elective deferrals, within the meaning of Section 402(g)(3) of the Code, made to all plans of the Employer Group in which such elective deferrals are permitted. An election by a Participant who is an Employee of Pulte International Caribbean Corporation may be made in one percent (1%) increments (or such other increments as the Plan Administrator, in its Discretion, may permit) up to a maximum of the lesser of ten percent (10%) of his Creditable Compensation or Eight Thousand Dollars ($8,000), or such greater amount as may be permitted under the Puerto Rico International Revenue Code of 1994, as amended, (or in regulations issued thereunder) in any calendar year. An election must be made before the amount becomes currently available to the Participant.

      (c)   Catch Up Contributions. Notwithstanding the limitations described in
Section 2.2(b) (Limits on Compensation Reduction Elections), a Participant (other than a Participant who is an Employee of Pulte International Caribbean Corporation) who will have reached an Attained Age of at least fifty (50) by the end of any Plan Year beginning after December 31, 2002, may elect to increase his Elective Deferrals as permitted by Code Section 414(v) (by Two Thousand Dollars ($2,000) for 2003, and as thereafter adjusted as described in Code Section 414(v) ("Catch Up Contributions"). Elective Deferrals may be considered Catch Up Contributions only to the extent they exceed Code limitations (as permitted by Code Section 414(v)) or limitations under any other provisions of this Plan on amounts permitted to be electively deferred.

2.3   Duration of Participation; Participation After Termination of Employment.

      (a) General Rule. A Covered Employee who becomes a Participant shall continue to be a Participant through the date on which his employment with the Employer Group terminates for any reason; provided, however, that, to the extent required by the Code or the Act, he shall be considered a Participant until the date he is no longer entitled to receive any benefits from the Plan.

      (b) Transfer to Noncovered Status. A Participant who is transferred to employment with the Employer Group such that he is no longer a Covered Employee shall not, for such period that he is not a Covered Employee, be entitled to reduce his Creditable Compensation pursuant to Section 2.2 (Participation Agreements), shall not, after the Plan Year in which such transfer occurs, be entitled to an allocation under Section 4.1 (Participants' Shares of Contributions).

      (c) Participation After Termination of Employment. A former Participant whose employment with the Employer Group has terminated or whose employment is deemed to have terminated, and who is later reemployed by the Employer Group, shall again become eligible to participate in the Plan as of the date on which he again performs an Hour of Service as a Covered Employee.

      (d) Effect of Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                   ARTICLE III

                                  CONTRIBUTIONS

3.1 Time and Amount of Company Contributions. So long as the Plan is in effect but subject to Article XI (Termination and Amendment) the Company shall, for each Plan Year, contribute to the Plan as follows:

      (a)   Company Contributions.

            (i) Top Heavy Contributions. The Company shall contribute to the Plan all required Top Heavy Contributions.

            (ii) Discretionary Contributions. In addition, the Company may contribute to the Plan a Company Contribution (determined without regard to the Company's actual profits) in such amount, if any, as may be determined by the Company.

            (iii) Special Contributions. The Company may, in its Discretion,
                  contribute to the Plan Special Contributions in such amount, if any, as may be determined by the Company. Such contributions may be expressed as a specific dollar amount for each eligible Participant or as a percentage of each eligible Participant's Creditable Compensation.

      (b) Elective Deferrals. The Company shall contribute to the Plan an amount equal to the aggregate Elective Deferrals of Participants for the Plan Year.

      (c) Matching Contributions. The Company shall contribute to the Plan an amount, based on the Elective Deferrals of each Participant during each payroll period. Such amount shall be equal to one hundred percent (100%) of that portion of the amount contributed as Elective Deferrals on behalf of each Participant for whom such Elective Deferrals were made which does not exceed his Elective Deferrals up to three percent (3%) of his Creditable Compensation for such payroll period, plus fifty percent (50%) of that portion of the Participant's Elective Deferrals in excess of three percent (3%) of his Creditable Compensation for the payroll period, but not in excess of five percent (5%) of his Creditable Compensation for the payroll period. Matching Contributions made under this Section 3.1(c) are intended to satisfy the requirements of Code Section 401(k)(12). The Committee shall provide a notice to each Participant prior to each Plan Year, describing the Participant's rights and obligations under this arrangement, as required by Code Section 401(k)(12)(D). Matching Contributions will not be made with respect to any Catch Up Contributions described in Section 2.2(c) (Catch Up Contributions).

      (d) Deductible Limit. Notwithstanding the foregoing, the Company Contributions, when combined with Matching Contributions made by the Company for its taxable year ending with or within the Plan Year, shall not exceed twenty-five percent (25%) of the aggregate compensation (within the meaning of Code Section 404(a)(3)) paid to or accrued for persons who were or became Participants in that taxable year, plus the amount of any so called "credit carry-over" available for the taxable year under Code Section 404(a)(3)(A).

      (e) Time for Contributing Elective Deferrals. All Elective Deferrals shall be contributed to the Plan by the Company as soon as administratively possible following the payroll period to which a salary reduction pursuant to a Participation Agreement applies, but not later than the fifteenth (15th) business day following the end of the month in which such contributions are required to be paid to the Participant or were withheld by the Company.

      (f) Time for Making Company Contributions (Other Than Elective Deferrals). All contributions to the Plan for a taxable year of the Company shall be made within the time prescribed by law for the filing of the Company's federal income tax return (including extensions) for that taxable year. Notwithstanding the foregoing, any contributions which are intended to be treated as "matching contributions," within the meaning of Code Section 401(m) and regulations thereunder, shall be contributed to the Plan not later than the end of the Plan Year following the Plan Year to which they relate.

      (g) Form of Contributions. All contributions made to the Plan shall be in cash, except that Special Contributions described in Section 3.1(a)(iii) (Special Contributions) may be made in Employer common stock.

      (h) No Employee Contributions. All contributions under the Plan shall be made by the Company and no contributions shall be required or permitted by a Participant.

3.2 Contributions Conditioned Upon Deductibility. All Company Contributions are conditioned on their being deductible under Section 404 of the Code. If the deduction for any Company Contribution for any taxable year shall be disallowed, the contribution (to the extent of the disallowance) shall be returned to the Company within one (1) year following the date of the disallowance. Amounts to be returned to the Company shall not exceed the excess of the amount contributed over the amount that would have been contributed had the contribution been limited to the amount deductible after any disallowance by the Internal Revenue Service. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. In addition, the amount returned to the Company must be limited so as to ensure that no Participant's Account balance will be reduced below the balance which would have been in his Account had the nondeductible amount not been contributed.

3.3 Mistake of Fact. If and to the extent that a Company Contribution to the Trust is made by or under a mistake of fact, it shall be repaid to the Company upon demand, to the extent of the mistake, within one (1) year after the contribution was paid, pursuant to rules and regulations promulgated by the Internal Revenue Service and the Department of Labor. Amounts returned to the Company shall not exceed the excess of the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. In addition, the amount returned to the Company must be limited so as to ensure that no Participant's Account balance will be reduced below the balance which would have been in his Account had the mistaken amount not been contributed.

3.4 Contributions to One or More Qualified Pension or Annuity Plans. If the Company makes contributions for a taxable year to one or more Qualified plans (within the meaning of Code Section 404(a)(7)) whose participants include one or more Participants in this Plan, the total amount contributed by the Company to those Qualified plans for the taxable year, together with its contribution for the taxable year under Section 3.1 (Time and Amount of Company Contributions), shall not exceed the greater of:

      (a) Twenty-five percent (25%) of the compensation otherwise paid during the taxable year to the participants in the Qualified pension or annuity plans and the Participants in this Plan, and

      (b) The amount of Company Contributions necessary to avoid an accumulated funding deficiency (within the meaning of Code Section 412(a)) with respect to the plan years of those Qualified pension or annuity plans which end with or within the taxable year; provided, however, that if this limitation would otherwise be exceeded, the Company Contributions under the Plan for the taxable year shall be reduced by an amount equal to the excess.

                                   ARTICLE IV

                            ALLOCATIONS AND ACCOUNTS

4.1 Participants' Shares of Contributions. The Committee shall establish and maintain records of an "Elective Deferral Account", a "Matching Contribution Account", a "Special Contributions Account", and a "Company Contribution Account" for each Participant. After taking into account amounts, if any, treated as forfeited pursuant to Section 5.5(h) (Unclaimed Benefits), the Company Contributions for a Plan Year shall be allocated to Participants' Accounts as follows:

      (a) Allocation of Elective Deferrals. Elective Deferrals shall be allocated as of the date of receipt by the Trustee to the Elective Deferral Accounts of the Participants on behalf of whom the Elective Deferrals were made.

      (b) Allocation of Matching Contributions. Matching Contributions shall be allocated as of the date they are received by the Trustee to the Matching Contribution Accounts of the Participants on behalf of whom Matching Contributions were made.

      (c) Allocation of Company Contributions. Company Contributions shall be allocated as follows.

            (i) Top Heavy Contributions. Top Heavy Contributions shall be allocated as of the last day of the Plan Year among the Company Contribution Accounts of all Participants who are Non-Key Employees, and are Employees on the last day of that Plan Year, in the ratio which the Creditable Compensation of each such Participant bears to the Creditable Compensation of all such Participants.

            (ii) Discretionary Contributions. Discretionary Contributions made pursuant to Section 3.1(a)(i) (Discretionary Contributions) shall be allocated as of the last day of the Plan Year for which they are made among the Company Contribution Accounts of the Participants who received Creditable Compensation during the Plan Year; provided, however, that they are employed at the end of the Plan Year and they have completed at least

                  One Thousand (1,000) Hours of Service during the Plan Year then ended ("Eligible Participants"). Any Participant, who is absent on the last day of the Plan Year due to an absence qualifying under FMLA (if such Act is applicable to the Company) or the Uniformed Services Employment and Re-employment Rights Act and who returns to employment with the Company at the expiration of such leave, shall be treated as actively employed on the last day of the Plan Year for purposes of this Section 4.1(c)(ii). The Plan Administrator shall allocate to the Company Contribution Account of each Eligible Participant that portion of the Discretionary Contributions which bears the same ratio to the total of the Discretionary Contributions that each Eligible Participant's Creditable Compensation for the Plan Year bears to the total Creditable Compensation of all Eligible Participants for the Plan Year.

            (iii) Special Contributions. Special Contributions, if any, shall be allocated as of the last day of the Plan Year for which they are made to the Special Contributions Account of each Participant who:

                  (A) is actively employed by the Company on the last day of the Plan Year;

                  (B) has completed at least One Thousand (1,000) Hours of Service during the Plan Year;

                  (C) was an Employee on the first day of the Plan Year in question; and

                  (D) was not a Highly Compensated Employee participating in a Stock Option Plan.

            (iv) For purposes of this Section 4.1(c)(iii), if a Participant shall be absent on the last day of the Plan Year for reasons which qualify under FMLA or the Uniformed Services Employment and Re-employment Rights Act and the Participant returns to work with the Company following the expiration of such absence, he shall be deemed to be actively employed on the last day of the Plan Year. If such Special Contributions are made in cash, they shall be used as soon as practicable thereafter to purchase shares of Employer common stock.

      (d) Compensation Considered. For purposes of this Section 4.1, there shall be taken into account Creditable Compensation paid to a Participant during the entire Plan Year, regardless of whether he was a Participant during the entire Plan Year.

      (e) Merged Plans. Assets and liabilities received by the Plan from one or more Merged Plans pursuant to Section 12.2(b) (Transfers From Other Plans) shall be held in a "Merged Plan Account" for each Participant as to whom assets were received from the relevant Merged Plan. Merged Plan Accounts shall not receive allocations of any Company Contributions.

4.2   Limitations on Annual Contributions and Additions.

      (a) Maximum Annual Addition. The Annual Additions (or for purposes of applying subparagraph (ii), below, the Annual Additions, excluding amounts allocated to an account described in Code Section 419A on behalf of a Participant to provide benefits after the Participant's separation from service with the Employer Group) to a Participant's Account for any Limitation Year shall in no event exceed the lesser of:

            (i) Forty Thousand Dollars ($40,000), as adjusted from time to time as provided in Code Section 415(d), or

            (ii) One hundred percent (100%) of the Participant's Total Compensation received from the Employer Group for that Limitation Year.

      (b) Treatment of Excess. If, because of a reasonable error in estimating a Participant's Creditable Compensation, or under other circumstances which may be permitted under Code Section 415, the limitation set forth in Section 4.2(a) (Maximum Annual Addition) would otherwise be exceeded with respect to a Participant for a Limitation Year, the Participant's Elective Deferrals for the Limitation Year shall be distributed to such Participant, with earnings, to the extent that the distribution reduces the excess amounts in the Participant's

Account; provided, however, that any Matching Contributions attributable to Elective Deferrals distributed in accordance with this Section 4.2(b) shall be forfeited or held for the Participant in accordance with the remaining provisions of this Section; provided, further, that the Employer may choose to use any combination of distributions of Elective Deferrals and forfeitures of Matching Contributions which will eliminate the excess Annual Addition but does not result in discrimination within the meaning of Code Section 401(a)(4). Any remaining excess shall be held unallocated in a separate suspense account, which shall not share in the allocation of income or losses of the Plan. If the Participant is an Employee at the end of the Plan Year next following the Limitation Year with respect to which the limitation set forth in Section 4.2(a) (Maximum Annual Addition) would otherwise be exceeded, the amount in the suspense account shall be used to reduce Company Contributions for such Participant for that next Plan Year. This process shall be repeated for succeeding Plan Years, as necessary to exhaust the suspense account, so long as the Participant is an Employee at the end of such succeeding Plan Year. If the Participant is not an Employee at the end of such succeeding Plan Year, the amount in the suspense account shall be allocated and reallocated in that Plan Year (and succeeding Plan Years, as necessary to exhaust the suspense account) to all of the remaining Participants' Company Contribution Accounts, as a Company Contribution, pursuant to Section 4.1 (Participants' Shares of Contributions), before the Company may make contributions under Section 3.1 (Time and Amount of Company Contributions) for such next following Plan Year (or such succeeding Plan Year) and shall reduce the Company Contributions in such year accordingly. If, before the suspense account has been exhausted, the Plan is terminated, amounts remaining in the suspense account shall be returned to the Company.

      (c) Coordination with Other Defined Contribution Plans. If a Participant also participates in a defined contribution plan (within the meaning of Code
Section 415(k)) maintained by any member of the Employer Group, other than the Plan, the limitation set forth in Section 4.2(a) (Maximum Annual Addition) shall apply to the aggregate of the Annual Additions to the Plan and to such other plan. If the limitation set forth in Section 4.2(a) (Maximum Annual Addition) would otherwise be exceeded when taking into account such combination of plans the amount to be allocated to such Participant under this Plan shall be reduced or eliminated pursuant to Section 4.2(b) (Treatment of Excess) prior to making any adjustments under the other plan.

      (d)   Compliance with Applicable Law. The limitations described in this
Section 4.2 shall be determined and applied in accordance with the provisions of
Section 415 of the Code and regulations promulgated thereunder, which are incorporated herein by this reference.

4.3 Periodic Adjustments to Accounts. Adjustments shall from time to time be made to each Participant's Account as follows:

      (a) Distributions and Expenses. The Plan Administrator shall direct the Trustee to debit each Account currently in respect of any distributions of benefits therefrom and any special expenses chargeable thereto under Section 4.4 (Expenses and Remuneration).

      (b) Gains and Losses. As of each Valuation Date, the Trustee shall compute the profit or loss of the Trust Fund since the last Valuation Date, using a method of accounting selected by the Trustee, after giving recognition to the appreciation or depreciation of assets as determined pursuant to the terms of the Trust Agreement. The profit or loss so computed shall be credited or debited to the Participants' Accounts (other than Distributable Accounts) in the ratio which the balance of each such Account on the preceding Valuation Date bore to the aggregate balances of those Accounts on that prior Valuation Date. In determining the Account balances on any prior Valuation Date, there shall be included any Company Contributions allocable thereto as of that date. Upon agreement between the Trustee and the Plan Administrator, any other reasonable method for allocating profits and losses may be used.

4.4   Expenses and Remuneration.

      (a) Remuneration. Members of the Committee shall serve without remuneration but the Trustee shall be paid fees in an amount and manner mutually agreed upon in writing between the Trustee and the Employer; provided, however, that no fees (except for reimbursement of expenses Properly and actually incurred) shall be paid to a Trustee for any period during which that person received full time pay from any member of the Employer Group and also served as Trustee.

      (b) Expenses. The expenses of the Trustee and Committee, including but not limited to the Trustee's fees, shall (unless the Company shall in its Discretion elect to pay them) be paid and accounted for as follows:

            (i) All such expenses shall be debited to the several Participants' Accounts as part of, or in conjunction with, the posting of profits and losses under Section 4.3(b) (Gains and Losses).

            (ii) Any expenses which the Trustee or Committee may incur with special reference to any Participant or his Account (including any Distributable Account), other than expenses related to determining the qualified status of a domestic relations order, shall first be charged against his Account to the extent that the Account is sufficient for that purpose. The remaining balance of the special expenses, if any, shall then be charged among the other Accounts pursuant to paragraph (i) above, but shall if possible be later reimbursed to the other Accounts out of future credits to the relevant Participant's Account.

4.5 Distributable Accounts. After a Participant's employment with the Employer Group terminates, whether due to his retirement, death, disability or any other cause, he shall cease to be a Participant as of the date his Company employment ends and, except for benefits payable or distributable under this Plan, shall cease to have any further right, title or interest in the Plan or Trust Fund. The Participant's Account shall thereafter be subject to the following rules.

      (a) Adjustments to Distributable Accounts. His Account shall become fixed at its Nonforfeitable balance as of the Valuation Date coincident with or next succeeding and the Nonforfeitable portion of his Account as so fixed shall be his Distributable Account. Thereafter no further credits or debits shall be made to said Account, except for matters mentioned in Sections 4.4 (Periodic Adjustments to Accounts), 4.5(b) (Expenses), and 4.5(b) (Investment).

      (b) Investment. The Trustee shall promptly segregate and set apart cash and other assets of the Trust Fund having an aggregate fair market value on the relevant Valuation Date equal to the balance of the Distributable Account in question, determined as described in this Section 4.5. Thereafter, unless that Distributable Account shall have been distributed in full, the Trustee shall maintain it as a fixed and segregated Account but may commingle the assets thereof with any one or more other Distributable Accounts and shall continue to invest such

Accounts; provided, however, that the Participant shall be entitled to continue to direct the investment of his Distributable Account to the same extent as any other Participant.

4.6 Separate Accounting. The provisions of this Article IV shall be so applied and interpreted as to provide separate accounting within the meaning of Section 204(b)(3)(B) of the Act for each Participant's interest under the Plan. The fact that an individual account is established for each Participant shall not be construed to give such Participant any interest in such account except as provided in Article V (Benefits and Distributions) and elsewhere in the Plan.

                                   ARTICLE V

                           BENEFITS AND DISTRIBUTIONS

5.1 Vesting. A Participant's interest in his Plan Account shall at all times be one hundred percent (100%) Nonforfeitable.

5.2   Distributions Upon Termination of Employment or Death.

      (a) Termination of Employment. A Participant becomes eligible for benefits from the Plan when his employment with all members of the Employer Group terminates or when he incurs a severance from employment, within the meaning of Code Section 401(k)(2)(B). The Participant's Permanent and Total Disability shall be considered a termination of employment for purposes of this
Section 5.2(a). The benefit payable shall consist of the entire Nonforfeitable balance of the Participant's Distributable Account.

      (b) Death. The Beneficiary of a Participant who dies prior to the date his Account is distributed, whether or not the Participant's employment with the Company or Employer Group has theretofore terminated, shall be eligible for benefits as of the date of the Participant's death. The benefit payable shall consist of the entire Nonforfeitable balance of the Participant's Distributable Account.

5.3 Other Distributions and Payments. In addition to distributions described in Section 5.2 (Distributions Upon Termination of Employment or Death), withdrawals or distributions may also be available to a Participant who has not terminated employment with all members of the Employer Group with respect to his Transferred Assets under Section 13.4 (Distributions of Transferred Assets), and in the following circumstances.

      (a) Attainment of Age 59-1/2. A Participant who reaches an Attained Age of fifty-nine and one-half (59-1/2) shall be entitled to elect to receive, at his election, a single sum distribution of all or part of the Nonforfeitable portion of his Account, and excluding any portion of his Account representing an outstanding loan. A Participant shall be permitted to make such an election at any time, and as many times as desired, after becoming eligible to do so. Amounts distributed pursuant to this Section 5.3(a) shall be based upon the Participant's Nonforfeitable

Account as of the Valuation Date immediately preceding the date of election and shall be taken from the Investment Funds as directed by the Participant or, if no direction is given, pro rata.

      (b) Hardship. A Participant who experiences a Financial Hardship shall be eligible to receive a distribution from his Account (taken from the Investment Funds pro rata, to the extent necessary to relieve that Financial Hardship (which may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution), subject to the restrictions set forth below.

            (i) Amount. The amount available for distribution to a Participant as a Hardship Distribution under this Section 5.3(b) shall be determined after excluding amounts in the Participant's Account attributable to outstanding loans and shall be limited to the amount of the Participant's Elective Deferrals, plus earnings on Elective Deferrals credited prior to January 1, 1989.

            (ii) Alternate Fund Sources Exhausted. A Participant may request a Hardship Distribution only if he has obtained all distributions, other than hardship distributions, and all nontaxable loans available to him as of the date of his request under this Plan and all Qualified plans maintained by any member of the Employer Group.

            (iii) Limitations on Future Deferrals. A Participant who receives a distribution under this Section 5.3(b) shall be subject to the following restrictions on future Elective Deferrals:

                  (A) He shall be prohibited from reducing his Creditable Compensation pursuant to a Participation Agreement and from making elective contributions to any Qualified or non-Qualified Plan or Section 403(b) annuity program of the Employer Group for the period beginning on the date of the distribution and ending on the date which is the six (6) month anniversary of the date of the distribution.

                  (B) Any Creditable Compensation reductions pursuant to a Participation Agreement during the Participant's taxable year immediately following the taxable year in which he received the distribution under this Section 5.3(b) shall be limited to Eleven Thousand Dollars ($11,000), as adjusted for such next taxable year, and as modified by Code Section 414(v), less the amount by which the Participant reduced his Creditable Compensation during the taxable year in which he received the distribution.

      (c) Plan Termination. In the event the Employer terminates the Plan without establishing a successor defined contribution plan (within the meaning of Code Section 401(k)(10)), Participants shall be entitled to receive lump sum distributions of the Nonforfeitable interests in their Plan Accounts as a result of such termination. Distributions under this Section 5.3(c) shall be made as soon as administratively practicable following Plan termination. The provisions of this Section 5.3(c) shall supersede all other provisions of the Plan with respect to benefit payment methods and timing.

5.4   Loans to Participants.

      (a) General Rules. Pursuant to uniform rules consistently applied, the Corporate Office may, upon the request of a Participant direct the Trustee to make a loan or loans to such Participant. The Corporate Office is responsible for administering all loans and shall make available to Participants information describing the rules and procedures for applying for loans. The procedures shall be in written form and shall comprise the written document forming part of the Plan within the meaning of Department of Labor Regulations Section 2550.408b-1. The procedures set forth in that document may be revised at any time by the Corporate Office, without requiring an amendment to this Plan document, even if the procedures, as revised, differ in certain respects from the specifications set forth below.

      (b) Requirements. The Corporate Office shall in its Discretion determine the amount, terms and conditions of any loan. All loans to Participants shall be subject to the following limitations:

            (i) Maximum Amount. Any loan to a Participant, when added to the unpaid balance of any outstanding loans, if any, made to him pursuant to this Section 5.4, shall not exceed the lesser of:

                  (A) Fifty Thousand Dollars ($50,000) reduced by the excess (if any) of the Participant's highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan was made, over the outstanding balance of his loans from the Plan on the date on which the new loan is to be made; or

                  (B) One-half (1/2) of the balance of the Nonforfeitable portion of the Participant's Account as of the Valuation Date immediately preceding the date of the loan, less the unpaid balance of any loans made under this Section 5.4;

                  provided, however, that in determining the maximum amount of any loan to be made under this Section 5.4, all Qualified plans maintained by any member of the Employer Group shall be treated as one plan.

            (ii) Number of Loans. No more than one (1) loan shall be outstanding at any time for any Participant; provided, however, that any loan transferred directly to the Plan from another Qualified plan and any loan issued before the Effective Date may remain outstanding until repaid in accordance with the terms of the note evidencing its existence.

            (iii) Minimum Loan Amount. The minimum loan amount shall be One
                  Thousand Dollars ($1,000).

            (iv) Term. Any loan must have a specified repayment date, which may in no event extend or be extended beyond five (5) years from the date the loan is made, plus the period of the Participant's military service during which loan repayments are suspended pursuant to Section 5.4(b)(vii) (Repayment) and Code Section 414(u)(4); provided, however, if the proceeds of the loan are to be used to acquire a dwelling unit which within a reasonable time (determined by the Corporate Office in its Discretion) is to be used (determined by the Corporate Office at the time the loan is made) as the principal residence of the Participant, the repayment date of the loan may extend beyond five (5) years from the date the loan is made but not beyond fifteen (15) years. The minimum loan repayment period is one (1) year.

            (v) Interest; Security. Each loan shall bear interest at such reasonable rate as may be in effect at the time the loan is made, as determined by the Corporate Office in the manner described in written rules established by the Corporate Office and which are made available to Participants. All loans shall be adequately secured. The Corporate Office shall require the Participant to assign to the Trustee that portion of the Nonforfeitable balance of his Account, but not more than fifty percent (50%) of the Nonforfeitable portion of his Account, necessary to secure the loan.

            (vi) Amortization. Except as determined by the Corporate Office in accordance with regulations promulgated by the Secretary of Treasury pursuant to Code Section 72(p), any loan granted hereunder shall be amortized on a substantially level basis over its term and payments shall be required to be made not less frequently than quarterly.

            (vii) Repayment. Repayment of a loan made pursuant to this Section
                  5.4 shall be by payroll deduction. Loan repayment requirements will be suspended under this Plan during a Participant's period of military service, as permitted under Code Section 414(u)(4), or during a Participant's unpaid leave of absence for a period not to exceed twelve (12) months, although the entire loan repayment term may in no event be extended beyond five (5) years (or fifteen (15) years for loans used to purchase a principal residence) from the date the loan is made. After a Participant's return from an unpaid leave of absence, repayment of the loan shall resume at an increased payroll deduction amount for the remainder of the loan repayment term. Any balance due on the loan must be repaid not later than the last day of the loan repayment term.

            (viii) Loan Processing Fee. The Plan may impose a loan processing fee and/or other reasonable fee on each Participant who is granted a loan. The Corporate Office shall inform the Participant of the amount of any fees at the time his loan is made.

            (ix) Loan Statement. Each Participant who receives a loan shall also receive a clear statement of the charges involved in such loan transaction, including the dollar amount and annual rate of finance charge.

            (x) Effect on Investment Funds. The amount of any loan made pursuant to this Section 5.4 shall reduce the Participant's interest in the Investment Funds pro rata. Notwithstanding the preceding rule, Investment Funds may be reduced in such other manner as the Corporate Office, in its Discretion, may determine and make part of the written procedures governing loans to Participants.

            (xi) Allocation of Interest. The unpaid balance of any loan, whether or not yet due, shall be deducted from the amount standing to the credit of the Participant in his Account for purposes of Section 4.3 (Periodic Adjustments to Accounts); provided, however, that interest paid by the Participant to the Plan with respect to any such loan shall be allocated directly to the Participant's Account.

            (xii) Effect on Distributions. No payment shall be made from the Plan to or in respect of a Participant or his Beneficiary (except under this Section 5.4 or Section (b) (Hardship)), except pursuant to Section 5.3(a) (Attainment of Age 59-1/2), unless and until all unpaid loans to such Participant have been satisfied in full. Loans in default under a note executed by a Participant pursuant to the rules and procedures governing Participant loans will be satisfied on the date the Trustee forecloses upon that portion of the Participant's Account which is used as security for the loan. The Trustee will foreclose upon that portion of the Participant's Account which is used as security for the loan when both the loan is in default and the Participant incurs an event which would permit him to receive a distribution under another provision of the Plan (other than Section (b) (Hardship)). The foregoing provisions shall not prevent the Trustee from reporting a loan in default as income to the Participant at any time permitted or required by Code Section 72(p).

            (xiii) Acceleration. Notwithstanding anything in this Section 5.4 to the contrary, the entire outstanding balance of any loan shall become due and payable: (A) in the event of the Participant's death, on the date of his death; (B) in the event of non-payment, the date which is ninety (90) days past the date any required payment is due but has not yet been paid; or (C) in the event of the termination of employment of a Participant other than a party-in-interest (within the meaning of Section 3(14) of the Act) with respect to the Plan on the date of termination of employment with the Employer Group.

      (c) Transfer to Another Plan. In the event a Participant terminates his participation in the Plan at a time when he has an outstanding loan or loans, the Plan Administrator may, in its Discretion, authorize the Trustee to transfer such loan or loans to another Qualified plan, within the Employer Group, under which the Participant may be covered, provided such other plan is willing to accept the transfer.

5.5   Payment of Benefits.

      (a) Application. Except as provided in Section 5.5(f) (Required Distributions) or Section 5.5(i) (Small Benefits) and the small benefit cash out provisions of Section 5.9 (Payments Pursuant to a Qualified Domestic Relations Order), Participants, Beneficiaries and other persons eligible for benefits under the Plan shall make application for benefits on forms provided by the Plan Administrator and must consent to a distribution from the Plan of benefits to which he is entitled. Notwithstanding anything herein to the contrary, no benefits shall be payable under the Plan with respect to any period which is before the date on which application for those benefits is received by the Plan Administrator in accordance with procedures established by it, unless the Plan Administrator determines that the delay was not due to negligence on the part of the Participant, Beneficiary or other person applying for benefits hereunder. The Plan Administrator may require any Participant, Beneficiary or other person applying for benefits to furnish to it any information reasonably necessary for the Proper administration of the Plan and if the applicant shall fail to furnish that information, the Plan Administrator may compute his benefits, if any, on any basis it deems reasonable. No benefits shall be paid unless proof satisfactory to the Plan Administrator evidencing entitlement to those benefits is presented to the Plan Administrator by the person or persons claiming the benefits.

      (b) Notice. At least thirty (30), but not more than ninety (90), days before the Participant's Annuity Starting Date, the Plan Administrator shall notify the Participant of the benefits available to him, the optional forms for payment, if any, and, if the benefit is immediately distributable, his right, if any, to defer receipt of the distribution. Such notice shall be given in accordance with Treas. Reg. Section 1.411(a)-11(c). The Participant's consent to the distribution may not be made before the Participant receives the notice and may not be made more than ninety (90) days before his Annuity Starting Date. Such distribution may commence less than thirty (30) days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given, provided that:

            (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty
                  (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

            (ii) the Participant, after receiving the notice, affirmatively elects a distribution, and

            (iii) the distribution is made at least seven (7) days after the notice is given.

      (c) Payment of Benefits Other Than Death Benefits. Subject to Sections 5.5(a) (Application), 5.5(f) (Required Distributions), 5.5(i) (Deadline for Payment), and Article VI (Minimum Distribution Requirements) the Plan Administrator shall direct the Trustee to pay to the Participant, using the Participant's entire Distributable Account (reduced by any prior distributions) valued as of the Valuation Date coincident with or next preceding the date of distribution, as promptly as possible after the Valuation Date coincident with or next following the date the Participant becomes eligible for a benefit under
Section 5.2(a) (Termination of Employment), as follows:

            (i) Normal Form. If the Participant shall fail timely to elect to have his benefits payable in accordance with Section 5.5(c)(ii) (Optional Forms), the balance of the Participant's Distributable Account shall be paid to him in a single lump sum.

            (ii) Optional Forms for Merged Plan Accounts. If the Participant shall elect by written notice delivered to the Plan Administrator, at any time within the ninety (90) day period immediately preceding the Annuity Starting Date, the balance of his Distributable Account attributable to his Merged Plan Account shall be paid to him in one of the methods described below. Any election under this paragraph (ii) may be revoked and a new election made during such ninety (90) day period.

                  (A)   Lump Sum. In a single lump sum.

                  (B) Other Permitted Forms. In such other form(s) as were permitted under the terms of the Merged Plan from which they were transferred. For this purpose, the terms of the Merged Plan as in effect on the day immediately preceding the date the Merged Plan's assets and liabilities were received by the Plan shall apply in determining the availability of payment forms and timing of payments from the Participant's Merged Plan Account, including all restrictions, terms, conditions, and notice requirements applicable to electing or receiving payment in such form(s).

                        Notwithstanding the foregoing, effective October 1, 2002, any distribution occurring under this Section 5.5(c)(ii)(B) (Other Permitted Forms) on or after the earlier of the date that is ninety (90) days following the date the Committee furnished the Participant with a summary of material modifications describing the elimination of distribution methods other than a single lump sum, or January 1, 2004, distributions shall occur only in a single lump sum.

      (d) Payment of Death Benefits. Upon the death of a Participant, the Plan Administrator shall (except as otherwise provided in Section 5.5(a) (Application)) direct the Trustee to pay or arrange as promptly as possible to pay, in the manner described below, the balance of such Participant's Distributable Account (reduced by any prior distributions) to his Surviving Spouse or, if there is no Surviving Spouse or if the Surviving Spouse has consented in the manner described in Section 5.5(e) (Spouse Consent), to his Beneficiary.

            (i) Form for Payment. Death Benefits shall be paid in a single lump sum payment; provided, however, that Death Benefits attributable to amounts held in a Participant's Merged Plan Account shall be payable in any form permitted under the terms of the Merged Plan from which they were transferred pursuant to the terms of the Merged Plan that were in effect on the date immediately preceding the date the Merged Plan's assets and liabilities were received by the Plan, including all restrictions, terms, conditions, and notice requirements applicable to electing or receiving payment in such form(s). Notwithstanding the foregoing, effective October 1, 2002, any distribution occurring under this Section 5.5(d)(i) with respect to a Merged Plan Account on or after the earlier of the date that is ninety (90) days following the date the Committee furnished the Participant with a summary of material modifications describing the elimination of distribution methods other than a single lump sum, or January 1, 2004, distributions shall occur only in a single lump sum.

            (ii) Time for Payment. Payments under this Section 5.5(d) shall be made (or begin) within one (1) year following the date of the Participant's death, except that a Surviving Spouse may elect to delay receipt of such payment until the date on which the Participant would have reached an Attained Age of seventy and one-half (70-1/2).

            (iii) Designation of Beneficiary by Participant. A Participant shall have the right to file with the Plan Administrator, at any time after his Plan participation commences, a written designation of Beneficiary, which designation may at any time be amended or revoked; provided, however, that:

                  (A) No designation, and no amendment or revocation thereof, shall become effective if filed after such Participant's death.

                  (B) In the case of a married Participant, his designation of any Beneficiary other than his Spouse must be consented to by such Spouse in writing in accordance with the requirements of Section 5.5(e) (Spouse Consent).

                  (C) In the absence of an effective designation of Beneficiary, or if the Beneficiary shall not survive the Participant, then his Death Benefits shall be paid to the individual (or to the individuals in equal shares, per capita) in the first of the following classes of successive preference Beneficiaries in which there shall be any individual surviving such Participant:

                        (1)   His Spouse,

                        (2) His children (or children of deceased children, by right of representation),

                        (3)   His parents, or

                        (4) His brothers and sisters (or children of deceased brothers and sisters, by right of representation).

                        In the event of the failure of all of the above categories, then the Death Benefits shall be paid to the Participant's estate.

                  (D) In determining who are "children" for the purposes of paragraph (C) above, adopted persons shall be treated as if they were the natural offspring of their adoptive parents.

                  (E) Any designation of the Participant's Spouse as a Beneficiary shall automatically immediately be revoked in the event of the Participant's divorce from his Spouse.

                  (F) In the event the Participant's Beneficiary disclaims his interest in any payments from the Plan, amounts payable as a result of the Participant's death shall thereafter be payable from the Plan as if the Beneficiary had predeceased the Participant. The Plan Administrator shall have no obligation to establish the validity of any disclaimer presented to it.

                  The Participant's Beneficiary, whether automatically determined or specified by the Participant shall, in any case, be a "designated beneficiary" for purposes of distributions under Code Section 401(a)(9) and Section 5.5(f) (Required Distributions).

            (iv) Designation of Beneficiary by Surviving Spouse or Alternate Payee. The Surviving Spouse of a Participant or an alternate payee under a "qualified domestic relations order" shall have the right to file with the Plan Administrator a designation of Beneficiary under the following circumstances:

                  (A) A Participant's Surviving Spouse may do so for purposes of Section 5.5(f) (Required Distributions).

                  (B) An alternate payee under a "qualified domestic relations order" may do so to the extent consistent with such alternate payee's rights under the order.

      (e) Spouse Consent. Whenever the consent of a Spouse is required with respect to any designation of Beneficiary under Section 5.5(d) (Payment of Death Benefits) or election of an optional payment form under Section 5.5(c)(ii)(B) (Other Permitted Forms), such consent shall be in writing, shall acknowledge the effect of the designation, and shall be witnessed by a notary public or by a Plan representative. There shall be no need to obtain the Spouse consent described in this Section 5.5(e), however, if the Participant establishes to the satisfaction of the Plan Administrator that the required consent may not be obtained because there is no Spouse, or because the Spouse cannot be located, or because of such other reasons as may be permitted by regulations promulgated by the Secretary of the Treasury. For purposes of this paragraph and Section 5.5(c) (Payment of Benefits Other Than Death Benefits) and Section 5.5(d) (Payment of Death Benefits), a former Spouse shall be treated as a Spouse to the extent specified in a "qualified domestic relations order" within the meaning of
Section 414(p) of the Code. A Spouse's consent hereunder is irrevocable unless the Participant changes his election and shall be limited to the Beneficiary and form of payment designated. The Spouse may, nevertheless, be permitted to consent generally to future Beneficiary changes by the Participant and alternate selections of forms of payment by the Participant without the need to obtain additional consent from the Spouse, provided that the general consent acknowledges that the Spouse has the right to limit consent to a specific Beneficiary and specific form of benefit, where applicable, and that the Spouse voluntarily relinquishes both rights. A Spouse's general consent is irrevocable, except that it must be given whenever a Participant's election is required to be given in order to be or to continue to be effective. A Participant's Beneficiary, whether automatically determined or specified by the Participant shall, in any case, be a "designated beneficiary" for purposes of distributions under Code Section 401(a)(9) and Section 5.5(f) (Required Distributions).

      (f) Required Distributions. Notwithstanding any other provisions of the Plan to the contrary, payment of the Plan benefits of any Participant who reaches an Attained Age of seventy and one-half (70-1/2) and who is not a person described in Section 1.1(pp)(B), shall commence not later than the April 1 following the later of the calendar year in which he reaches an Attained Age of seventy and one-half (70-1/2) or the calendar year in which his Company employment terminates. If the Participant is a person described in
Section 1.1(pp)(B), payment of his Plan benefits shall commence not later than the April 1 following the calendar year in which he reaches an Attained Age of seventy and one-half (70-1/2). Payments required to be made pursuant to this
Section 5.5(f) may be made in any form permitted under Section 5.5(c) (Payment of Benefits Other Than Death Benefits), as elected by the Participant, or, if none is elected, in the normal form for payment of benefits under the Plan, as described in Section 5.5(c)(i) (Normal Form), but shall not be in an amount less than the amount required to be distributed to such Participant pursuant to Code
Section 401(a)(9) and regulations promulgated thereunder. All distributions under this Section 5.5(f) shall be determined and made in accordance Article VI (Minimum Distribution Requirements) and regulations issued under Code Section 401(a)(9).

      (g) Permanent Elections. Once benefit payments have commenced under any provision of this Plan, neither the Participant nor his Beneficiary may change his election of payment method, except to the extent specifically permitted under the particular payment method selected. If the Participant dies after his Annuity Starting Date, the benefit shall be paid as elected by the Participant in accordance with Section 5.5(c) (Payment of Benefits Other Than Death Benefits). In any other case, the benefit payable with respect to a deceased Participant shall be a Death Benefit, subject to the provisions of Section 5.5(d) (Payment of Death Benefits).

      (h) Unclaimed Benefits. To the extent not inconsistent with applicable state law, in the event any benefit payment is unclaimed and the Plan Administrator is unable to determine the whereabouts of a Participant, Beneficiary or other person whose benefits from the Plan are due and owing within three (3) years from the date the benefit would otherwise be payable (which date shall be determined, in the event an application for benefits pursuant to Section 5.5(a) (Application) shall not have been filed, as if such application had been filed on the date the Participant's benefits under the Plan would have been required to commence pursuant to Section 5.5(f) (Required Distributions) or would have been distributed under Section 5.5(i) (Small Benefits)), the right to the benefit shall be forfeited and revert to and become a part of the Trust Fund (to be used to reduce any Company Contribution which coincides with or follows the date such amount is treated as forfeited); provided, however, that the amount forfeited pursuant to this Section 5.5(h) shall be reinstated (initially from current contributions and forfeitures) if the person to whom the benefit is due and owing subsequently makes written application therefor to the Plan Administrator. The effective date for reinstatement of the benefit shall be the date that the written application for benefits is received by the Plan Administrator.

      (i) Small Benefits. Notwithstanding anything in this Section 5.5 to the contrary, if the balance in a Participant's Distributable Account does not exceed Five Thousand Dollars ($5,000), then upon the Participant or his Beneficiary becoming entitled to payment of the Participant's benefits as a result of his death, Permanent and Total Disability, retirement, or termination of employment, the Plan Administrator shall direct the Trustee to pay his benefit to him or to his Beneficiary, as the case may be, regardless of whether the Participant or Beneficiary has applied therefor in accordance with Section 5.5(a) (Application) or whether the Participant or the Participant's Spouse has consented thereto. Such payment shall be made in a single lump sum payment as soon as administratively feasible thereafter and shall be made not later than the end of the second Plan Year following the termination of the Participant's employment with the Employer Group ("Distribution Deadline"). If a distribution would have been made the Distribution Deadline but for the fact that the value of the Participants' Distributable Account then exceeded the cash out limit in effect under Treas. Reg. Section 1.411(a)-11, the Plan Administrator may instruct the Trustee to make payment of the Participant's Distributable Account without regard to whether the time of the distribution will occur after the Distribution Deadline. After the Annuity Starting Date, however, consent is required for the immediate distribution of the Participant's Distributable Account regardless of the amount of its value. The provisions of this Section 5.5(i) shall also apply to amounts payable to an alternate payee pursuant to a qualified domestic relations order and, in such a case, shall be applied solely with reference to the amounts payable to the alternate payee.

      (j) Deadline for Payment. Except as provided in Sections 5.5(a) (Application) and 5.5(f) (Required Distributions), which may require payments to begin earlier than required by this Section 5.5(j) or unless the Participant elects otherwise (which election shall be presumed absent an application for benefit commencement submitted by the Participant in accordance with Section 5.5(a) (Application)), the payment of benefits under the Plan to such Participant shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following:

            (i)   His reaching his Normal Retirement Age.

            (ii) The tenth (10th) anniversary of the date he commenced participation in the Plan.

            (iii) The termination of his employment with the Employer Group.

Notwithstanding the foregoing, if the amount of the payment required to commence on the date determined pursuant to this Section 5.5(j) cannot be ascertained by such date or if the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

      (k) Direct Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

5.6   Benefit Recipients.

      (a) Distributions to Participants. Except as provided in Section 5.5(k) (Direct Rollovers) or Section 5.9 (Payments Pursuant to a Qualified Domestic Relations Order), payment of Plan benefits shall be made only to the Participant or, if applicable, to his Beneficiary.

      (b) Distributions to Minors and Incompetent Individuals. If an individual to whom benefits shall be distributable hereunder shall be a minor or adjudged mentally incompetent, the Plan Administrator may in its Discretion direct the Trustee to distribute all or part of such benefits by one or more of the following methods:

            (i)   Directly to such minor or incompetent individual;

            (ii)  To the legal guardian of such individual; or

            (iii) To another person for the use or benefit of such individual, but only if pursuant to an order of a court of competent jurisdiction.

Neither the Plan Administrator nor the Trustee shall be required to see to the application of any such distributions. Distributions made pursuant to this
Section 5.6 shall operate as a complete discharge of the Committee, Trustee, the Company and the Trust Fund.

5.7 Payment Medium. Benefits payable pursuant to the Plan shall be paid in cash or, at the election of the Participant for amounts invested in Employer common stock, in Employer common stock.

5.8 Distribution of Excess Deferrals. A Participant who determines that he has made Excess Deferrals under this Plan or a combination of this Plan and other retirement plans in which he may participate shall have the right to notify the Plan Administrator of the Excess Deferrals and receive a distribution of those Excess Deferrals attributable to the Plan in accordance with this Section 5.8.

      (a) Notification to Plan Administrator. The Participant may notify the Plan Administrator in writing not later than the March 1st next following the calendar year in which such Excess Deferrals were made that he has allocated all or a portion of his Excess Deferrals to the Plan; provided, however, that a Participant is deemed to have notified the Plan of Excess Deferrals to the extent that the Excess Deferrals arise by taking into account only his Elective Deferrals to this Plan.

      (b) Timing of Distribution. If a Participant notifies the Plan Administrator of Excess Deferrals allocable to the Plan in accordance with
Section 5.8(a) (Notification to Plan Administrator), the Plan Administrator shall distribute the portion of the Excess Deferrals which the Participant has allocated to the Plan, along with any income attributable to such amount, to that Participant not later than the April 15th next following the calendar year in which such Excess Deferrals were made. Income includes all earnings and appreciation from the sale of property, and appreciation in the value of stock, without regard to whether such appreciation has been realized.

      5.9 Payments Pursuant to a Qualified Domestic Relations Order. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may instruct the Trustee to make payments to an alternate payee, pursuant to the terms of a qualified domestic relations order (within the meaning of Code Section 414(p)), at a time when distributions may not otherwise be permitted under the Plan. Furthermore, any amount which becomes payable to an alternate payee which, with reference only to that amount, is described in
Section 5.5(i) (Small Benefits) shall be paid to the alternate payee as soon as practicable following receipt by the Plan of a qualified domestic relations order. Notwithstanding the foregoing, amounts payable to an alternate payee shall commence not later than the Participant's Normal Retirement Age, notwithstanding the fact that the alternate payee may not, by such date, have elected to commence payments.

                                   ARTICLE VI

                        MINIMUM DISTRIBUTION REQUIREMENTS

6.1 Effective Date. The provisions of this Article VI will apply for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 Distribution Calendar Year that are made on or after January 1, 2002.

6.2 Precedence. The requirements of this Article VI will take precedence over any inconsistent provisions of the Plan.

6.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Article VI will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

6.4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article VI, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan (or any Merged
Plan) that relate to Section 242(b)(2) of TEFRA.

6.5   Time and Manner of Distribution.

      (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

      (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

            (i) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, then, except as provided in
                  Section 6.9 (Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries), distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have reached an Attained Age of seventy and one-half (70-1/2), if later.

            (ii) If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, then, except as provided in
                  Section 6.9 (Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (iv) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 6.5(b), other than
                  Section 6.5(b)(i), will apply as if the Surviving Spouse were the Participant.

For purposes of this Section 6.5(b) and Section 6.7 (Required Minimum Distributions After Participant's Death), distributions are considered to begin on the Participant's Required Beginning Date (or, if Section 6.5(b)(iv) applies, on the date distributions are required to begin to the Surviving Spouse under
Section 6.5(b)(i)). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 6.5(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

      (c) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.6 (Required Minimum Distributions During Participant's Lifetime) and 6.7 (Required Minimum Distributions After Participant's Death) of this Article VI. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

6.6   Required Minimum Distributions During Participant's Lifetime.

      (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

            (i) the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

            (ii) if the Participant's sole designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

      (b) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 6.6 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

6.7   Required Minimum Distributions After Participant's Death.

      (a)   Death On or After Date Distributions Begin.

            (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's designated Beneficiary, determined as follows:

                  (A) The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (B) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the Surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse's death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

                  (C) If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

            (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

      (b)   Death Before Date Distributions Begin.

            (i) Participant Survived by Designated Beneficiary. Except as provided in Section 6.9 (Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining Life Expectancy of the Participant's designated Beneficiary, determined as provided in Section 6.7(a) (Death On or After Date Distributions Begin).

            (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (iii) Death of Surviving Spouse Before Distributions to Surviving
                  Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 6.5(a)(i) (Participant Survived by Designated Beneficiary), this Section 6.7(b) will apply as if the Surviving Spouse were the Participant.

6.8   Definitions.

      (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 5.5(d)(iii) (Designation of Beneficiary by Participant) and is the designated Beneficiary under Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9)-1, Q&A-4.

      (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.5(b) (Death of Participant Before Distributions Begin). The Required Minimum Distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

      (c) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9.

      (d) Participant's Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

      (e) Required Beginning Date. The date by which distributions are required to commence under Section 5.5(f) (Required Distributions).

6.9 Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 6.5(b) (Death of Participant Before Distributions Begin), but the Participant's entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to either the Participant or the Surviving Spouse begin, this election will apply as if the Surviving Spouse were the Participant.

                                  ARTICLE VII

                             TOP HEAVY REQUIREMENTS

7.1 Applicability. For each Plan Year beginning after December 31, 1983, in which the Plan is Top Heavy within the meaning of Section 7.2 (Determination of Top Heavy Status), the restrictions set forth in Section 7.3 (Top Heavy Restrictions) shall apply. Notwithstanding the foregoing, the provisions of this
Article VII shall not apply in any year beginning after December 31, 2002, in which the Plan consists solely of a cash or deferred arrangement, which meets the requirements of Code Section 401(k)(12) and matching contributions, with respect to which the requirements of Code Section 401(m)(11) are met, nor shall the provisions of this Article VII apply to the portion of the Plan consisting of Elective Deferrals or Company Contributions of any type made on behalf of Employees of Pulte International Caribbean Corporation or any other Employees whose Accounts are governed by Puerto Rican tax laws.

7.2 Determination of Top Heavy Status. For any Plan Year, the determination as to whether the Plan is Top Heavy shall be made in accordance with the following rules:

      (a) General Rule. The Plan shall be determined to be Top Heavy if, as of the Determination Date, the sum of the Account balances of all Participants who are Key Employees exceeds sixty percent (60%) of the sum of the Account balances of all Key Employees and Non-Key Employees.

      (b) Required Aggregation. Notwithstanding Section 7.2(a) (General Rule), however, there shall be aggregated with the Plan, for purposes of determining the Plan's Top Heavy status, each other plan of the Company (and of any member of the Employer Group), whether or not terminated:

            (i)   in which a Key Employee is a participant, or

            (ii) which enables either the Plan or any plan described in (i) above to meet the requirements of Code Sections 401(a)(4) or 410(b).

      (c) Optional Aggregation. Notwithstanding Section 7.2(a) (General Rule) or Section 7.2(b) (Required Aggregation), any plan of the Company or of any member of the

Employer Group, whether or not terminated, other than those which are described in Section 7.2(b) (Required Aggregation), may, at the election of the Plan Administrator, be considered with the Plan for the purpose of determining the existence of Top Heavy status, so long as the aggregated plans, considered as a group, would satisfy the requirements of Code Sections 401(a)(4) and 410(b).

      (d) Aggregation Rule. In the event any other plan is considered with the Plan for purposes of determining the existence of Top Heavy status whether pursuant to Section 7.2(b) (Required Aggregation) or 7.2(c) (Optional Aggregation), the Plan shall be considered Top Heavy only if the sum of (i) and
(ii) below exceeds sixty percent (60%) of (iii), where

            (i)   is the sum of the account balances (within the meaning of Code
                  Section 416(g)) of all Key Employees under all of the defined contribution plans which are being aggregated;

            (ii) is the sum of the present values of the accrued benefits (within the meaning of Code Section 416(g)(4)(F)) for Key Employees under all of the defined benefit plans which are being aggregated; and

            (iii) is the sum of the account balances and present values of accrued benefits (within the meaning of Code Section 416(g)) for all Key Employees and Non-Key Employees under all plans which are being aggregated.

For purposes of this Section 7.2(d), the values of account balances and present values of accrued benefits for plans being aggregated with the Plan shall be determined as of the determination date of such plan(s) which falls within the same calendar year as the Determination Date for the Plan.

      (e) Special Computation Rules. The following rules shall be applied in determining the Top Heavy status of the Plan under this Section 7.2 and for purposes of aggregating the Plan with another plan of the Company (or Employer Group) in order to evaluate the Top Heavy status of such other plan.

            (i) The value of an Account for purposes of this Section 7.2 shall mean its balance as of the Valuation Date coincident with or next preceding the Determination Date, including Company Contributions, if any, actually made after the Valuation Date but on or before the Determination Date.

            (ii) The value of an Employee's (or former Employee's) Account shall be increased by the value of all distributions to that Employee (or former Employee) from the Plan, and from any terminated plan which, had it not been terminated, would have been required to be aggregated with the Plan under Section 7.2(b) (Required Aggregation), including any direct transfers to another plan, but excluding distributions which are rolled over or transferred by the Employee to another plan maintained by a member of the Employer Group, occurring during the one
                  (1) year period ending on the Determination Date unless already included in the value of the Account under paragraph
                  (i).

            (iii) If an Employee has not performed any services for the Employer
                  Group during the one (1) year period ending on the Determination Date, his Account shall not be considered.

            (iv) The value of an Account shall include the allocable portion of any contribution which is required to be made under Code
                  Section 412 to any plan which is aggregated with the Plan pursuant to Section 7.2(b) (Required Aggregation) or Section 7.2(c) (Optional Aggregation), and which would be allocated as of any date not later than the Determination Date, whether or not such contribution has been made or is due as of the date of computation.

            (v) Transferred Assets shall be excluded in determining the value of an Employee's (or former Employee's) Account for purposes of this Section 7.2 if received by the Plan after December 31, 1983, and if the transfer occurred at the initiation of the Employee (or former Employee) and did not include funds distributed from a plan maintained by any member of the Employer Group.

            (vi) The Account of any individual who is a Non-Key Employee, but who was a Key Employee for any prior Plan Year, shall not be taken into account.

            (vii) The accrued benefit of a Participant (other than a Key
                  Employee) shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer Group, or, if there is no such uniform method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

7.3 Top Heavy Restrictions. For each Plan Year in which the Plan is determined to be Top Heavy, the following requirements shall become effective, superseding, for that Plan Year, any other provisions of the Plan to the contrary.

      (a) Minimum Required Allocation for Non-Key Employees. Prior to performing an allocation of Company Contributions (and forfeitures, if applicable) for the Plan Year pursuant to Section 4.1 (Participants' Shares of Contributions), the Plan Administrator shall allocate to the Account of each Participant who is a Non-Key Employee, and who, as of the last day of the Plan Year, has not terminated his Company employment, whether or not that Participant is otherwise entitled to an allocation pursuant to Section 4.1 (Participants' Shares of Contributions), an amount from Company Contributions equal to three percent (3%) of such Participant's Total Compensation. The balance, if any, of Company Contributions for the Plan Year shall then continue to be allocated in accordance with the provisions of Section 4.1 (Participants' Shares of Contributions). Matching Contributions shall be taken into account, and considered part of, any Company Contributions required under this Section 7.3(a).

      (b) Adjustment for Small Contributions. Notwithstanding the provisions of Section 7.3(a) (Minimum Required Allocation for Non-Key Employees), the amount which is required to be allocated to the Accounts of Participants who are Non-Key Employees need not be greater than the largest allocation to the Account of a Key Employee Participant, expressed as a percentage of that Key Employee's Total Compensation, as limited by Code Section 401(a)(17). For purposes of determining the largest allocation to the Account of a Key Employee Participant, Elective Deferrals shall be included.

      (c) Alternative Method for Satisfying the Minimum Allocation Requirement. In the event a Participant who is a Non-Key Employee (who is entitled to a minimum allocation pursuant to Section 7.3(a) (Minimum Required Allocation for Non-Key Employees) participates both in this Plan and another Qualified plan of the Employer Group, then:

            (i) If the other plan is a defined contribution plan, any Company contributions made for the Participant to the other plan (including employer matching contributions described in Code
                  Section 401(m)) may be considered contributions made toward the minimum required allocation for the Participant under this Plan.

            (ii) In the event the other plan is a defined benefit plan, the minimum allocation required to be provided to the Participant under this Plan shall be an amount determined by substituting five percent (5%) in each place where three percent (3%) appears in Section 7.3(a) (Minimum Required Allocation for Non-Key Employees) and Section 7.3(b) (Adjustment for Small Contributions) shall not apply.

                                  ARTICLE VIII

                            TERMINATION OF EMPLOYMENT

8.1 Dissolution. If a Participant's employment with the Company terminates by reason of complete or partial liquidation or dissolution of the Company, then the Participant's employment shall be deemed to have terminated under Section 5.2(a) (Termination of Employment) as of the effective date of the liquidation or dissolution.

8.2 Termination in Other Circumstances. If a Participant's employment terminates for any reason other than the liquidation or dissolution of the Company under Section 8.1 (Dissolution), he shall be entitled to only such benefits as are provided by Article V (Benefits and Distributions).

8.3 Temporary Absence and Military Service. Any absence from active employment, other than during vacations, holidays and nonbusiness hours, constitutes the termination of employment, except as follows:

      (a) Leaves, Illness, Layoffs. Absence for less than one (1) year on account of (i) illness, (ii) mental or physical disability (other than Permanent and Total Disability), (iii) an occurrence for which leave is taken which qualifies under FMLA (if the provisions of FMLA apply to the Company), (iv) leave of absence granted in accordance with uniform rules so that all Employees in similar circumstances are treated alike, or (v) temporary layoff (whether or not of indefinite duration). If, however, a Participant does not resume active employment within thirty (30) days from the expiration of the illness, disability or non-FMLA leave of absence, or if he fails promptly to report for work upon being recalled from the layoff, his employment or participation, as the case may be, shall terminate upon his recovery from illness or disability or the expiration of his leave of absence or his being recalled from temporary layoff, as the case may be.

      (b) Armed Forces. Absence for the purpose of becoming a member of the Armed Forces of the United States; provided, however, that if he does not resume active employment within the period during which he has reemployment rights under the Uniformed Services

Employment and Re-employment Rights Act, as amended or superseded, his employment shall be deemed to have terminated on the date his absence began.

      (c) Inactive Status. During any period when a Participant or other Employee is not in fact actively employed by the Company, he shall not be regarded as receiving any Creditable Compensation except that which the Company actually pays to him during the period.

      (d) Short Absences. An absence not exceeding twenty (20) working days shall not constitute a termination of employment if employment is immediately thereafter resumed and the Plan Administrator shall determine in its Discretion that the Participant in question had a satisfactory excuse for the absence.

      (e) Corrective Actions. If contributions or other credit or debit items are allocated to a Participant's Account due to the provisions of Section 8.3(a) (Leaves, Illness, Layoffs) or 8.3(b) (Armed Forces), and it is later determined that the Participant's employment should have terminated, then the Trustee upon notification thereof shall treat such allocations as erroneous and shall, within the limits of practicality, endeavor to undo the effects of the allocation.

      (f) Mutual Agreement. The foregoing provisions of this Section 8.3 shall not prevent the Company and the Participant or other Employee in question from mutually determining that his status as an Employee shall terminate at any designated time, either with or without cause.

8.4 No Longer Covered Employee. During any Plan Year in which a Participant has at no time been a Covered Employee, he shall not be deemed a Participant for purposes of allocations under Section 4.1 (Participants' Shares of Contributions) even though he may for other purposes still be a Participant; provided, however, that if such failure is due to absences which are counted as periods of employment under Section 8.3 (Temporary Absence and Military Service), then Section 8.3 (Temporary Absence and Military Service) shall be controlling rather than this Section 8.4.

                                   ARTICLE IX

                              COMMITTEE AND COMPANY

9.1   Composition of Committee.

      (a) Appointment of Members. The Plan shall be administered by a Committee of three (3) or more Employees (or other individuals familiar with the affairs and personnel of the Company) who shall be appointed by, and hold office at the pleasure of, the Board of Directors of Pulte Homes, Inc. Vacancies in the Committee resulting from death, resignation, removal or otherwise shall be promptly filled by the Board of Directors of Pulte Homes, Inc., but the Committee may exercise its powers and authority notwithstanding the existence of vacancies. At any time that there are no current members of the Committee, Pulte Homes, Inc. shall perform the functions of the Committee.

      (b) Plan Administrator. Whosoever performs the functions of the Committee shall be the Plan Administrator as defined in the Act. Benefits under this Plan will be paid only if the Plan Administrator (or its delegate) decides in its Discretion that the applicant is entitled to them.

9.2 Removal and Resignation. A member of the Committee may resign at any time upon not less than ten (10) days' written notice to the Board of Directors of Pulte Homes, Inc. specifying the effective date of the resignation. A member may be removed or appointed by such Board for any reason or for no reason and at any meeting of the Board, whether or not called for that purpose.

9.3 Actions. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. A member of the Committee shall not vote or act on any matter relating solely to himself.

9.4 Officers. The Committee may appoint from among its number a Chairman to preside at its meetings and a Secretary, who need not be a member, to keep records of its meetings and activities and to perform other duties and functions that the Committee may prescribe. It may in like manner designate any one or more of its members or its Secretary to execute any instrument or document upon its behalf, and the action of that person shall have the same force and effect as if taken by the entire Committee. In the event of such authorization, the Committee shall in writing notify the other Administrative Parties of the action, and those parties shall be entitled to rely upon such notification until the Committee gives written notification to the contrary.

9.5 Duties of Employer. In addition to its other duties and responsibilities set forth in this Plan, the Employer shall:

      (a) Provide Notification. Notify Covered Employees of the Plan, including the basic provisions thereof, and keep them and the other Administrative Parties advised from time to time of any contributions thereto, any substantial changes therein, and any discontinuance, suspension or termination thereof, as well as the identities of, and any changes in, the Committee members and the Trustee.

      (b) Maintain Records. Maintain records with respect to each Employee sufficient to determine the benefits due, or which may become due, to such Employee under the Plan.

      (c) Furnish Information. Furnish the Committee with all information necessary for the performance of the Committee's duties under this Plan.

      (d) Furnish Lists and Data. Promptly after each Anniversary Date, or such other date or dates as may be necessary to the Proper administration of the Plan, furnish the Committee and the Trustee with a reasonably detailed list of all Participants, and of all Covered Employees who are eligible to become Participants, as of such Anniversary Date (or other date).

      (e) Make Available Materials. Make available to the Committee for its inspection, at all reasonable times, all such books and records of the Company as may be reasonably necessary for the Committee's performance of its duties under this Plan, including but not limited to the Company's personnel records, annual reports and financial statements; provided, however, that the Committee shall not be required to make such inspection but may in good faith rely upon any statement or information furnished by or on behalf of the Company.

9.6 Duties of Committee. In addition to its other duties and responsibilities set forth in this Plan, the Committee shall:

      (a) Maintain Data. Maintain or cause to be maintained the data and information necessary for the administration of the Plan, including all statements, reports and other information furnished to it by the other Administrative Parties.

      (b) Make Records Available. Make available to each Participant, at all reasonable times during business hours, a copy of this Plan and such of the Committee's records as pertain to such Participant or his Account.

      (c) Provide Forms. Furnish Participants at appropriate times, or upon request, with forms for designations of Beneficiary and methods of settlement, as provided in Section 5.5(d) (Payment of Death Benefits) and for election of distribution options, obtaining Spouse consent, if necessary, explanations of retirement benefit options and any other form or notice required for the Proper operation of the Plan.

      (d) Accept/Reject Forms. Indicate acceptance or rejection of designations of Beneficiaries or methods of settlement.

      (e) Furnish Allocation Information. Promptly furnish to the Trustee the information necessary to determine the amount allocable to each Participant's Account.

      (f) Furnish Participant Information. Furnish to the Trustee such other certificates, information and documents as the Trustee may reasonably require, relating (but not limited) to such matters as: the identities and addresses of all Participants and Beneficiaries; the age, compensation, Normal Retirement Date, and employment record of every Participant; and the date of, and reasons for, termination of a Participant's employment.

      (g) Establish and Administer Investment Funds. Establish, from time to time, Investment Funds consistent with the Plan's funding policy, and establish procedures by which Participants can elect to invest their Accounts in the Investment Funds pursuant to Section 10.8 (Investment Funds).

9.7 Duties of the Plan Administrator. In addition to those duties imposed upon the Plan Administrator by the Act or by other provisions of this Plan, the Plan Administrator shall:

      (a) Establish Procedures for Benefit Claims. Adopt and notify all Participants of the terms of a uniform claims procedure which provides (i) a procedure for claiming benefits under the Plan; (ii) adequate written notice to any Participant or Beneficiary whose claim for benefits under the Plan is denied, setting forth the reasons for such denial; and (iii) a reasonable opportunity to any Participant or Beneficiary whose claim for benefits is denied to obtain full and fair review of the decision of the Plan Administrator denying such claim.

      (b) Establish Rules for Participation Agreements. Establish and communicate to Covered Employees a procedure for execution and delivery of Participation Agreements and develop and communicate to Covered Employees administrative rules concerning designation of participation levels, timing of designations, and related matters.

      (c) Establish Procedures for Domestic Relations Orders. Establish reasonable procedures for determining the existence of a "qualified domestic relations order" within the meaning of Section 414(p) of the Code and notify affected persons of such procedures.

9.8   Claims Procedure.

      (a) Written Notice. If a claim for benefits under the Plan is denied in whole or in part, the claimant shall be notified in writing of the denial, the specific reason for the denial, the Plan provisions on which the denial is based, an explanation of the Plan's review procedures under Section 9.8(b) (Appeals), including applicable time limits, a description of any additional materials necessary to perfect the claim, with an explanation of why such material is necessary, and a statement that the claimant has the right to bring a civil action if there is still an adverse determination after the review.

      (b) Timing of Determination. Generally, notice of the claim determination shall be issued within ninety (90) days after the claim has been filed with the Plan Administrator. If special circumstances require an extension of time for processing the claim, the ninety (90) day period may be extended up to an additional ninety (90) days, to a total of one hundred eighty (180) days, provided that the claimant is notified of the need for an extension within the original ninety (90) day period, and the date by which the Plan Administrator expects to render a final decision.

      (c) Appeals. In the event a claim for benefits under the Plan is denied, in whole or in part:

            (i) The claimant (or his duly authorized representative) shall be entitled to request in writing a review of the denial of his claim by the Plan Administrator within sixty (60) days after the claimant receives notice of the denial of his claim.

            (ii) The claimant (or his duly authorized representative) may review pertinent Plan documents and submit issues and comments to the Plan Administrator in writing.

            (iii) Claim reviewers shall grant no deference to the original determination, but shall assess the information provided as if initially assessing the claim. Those individuals reviewing claims shall be different from, and not subordinate to, those who made the initial claim determinations.

            (iv) All written claims that are neither granted nor denied in accordance with Section 9.8(b) (Timing of Determination) shall be deemed denied and the claimant shall be deemed to have filed a written request for review.

            (v) The decision of the Plan Administrator on review shall be rendered within sixty (60) days after the request for review is received by the Plan Administrator unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of a request for review by the Plan Administrator.

            (vi) The claimant shall be furnished with written notice of any such extension of time prior to the commencement of the extension, which shall provide a description of the special circumstances that necessitate the extension and state the date the determination on review is expected.

            (vii) If the decision of the Plan Administrator on review is not furnished within the time specified in paragraph (v) above, the claim shall be deemed denied on review.

            (viii) The decision of the Plan Administrator on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision shall include a statement that the claimant is entitled to copies of documents relevant to the claim and a statement describing any voluntary appeal procedures and the claimant's right to take the matter to court. The decision of the Plan Administrator on review is final.

9.9 Powers. The Plan Administrator shall have any and all powers and authority which shall be Proper to enable it to carry out its duties under this Plan, including by way of illustration and not limitation (i) the powers and authority contemplated by the Act and by the Code with respect to Qualified plans and (ii) the powers and authority to make rules and regulations in respect of the Plan not inconsistent with this Plan, the Code or the Act and to determine, consistently therewith, all questions that may arise as to the status and rights of Participants and Beneficiaries and any other persons. The Employer shall likewise have any and all powers and authority which shall be Proper to enable it to carry out its duties under this Plan. The Plan Administrator may retain such consultants, attorneys, or advisors as it may deem Proper in order to carry out its duties under the Plan and the fees and expenses for retaining such attorneys, consultants, or advisors may be charged as an expense of the Plan.

9.10 Discretion; Nondiscrimination. Wherever it is provided in this Plan that the Plan Administrator or its delegee may perform or not perform any act, or permit or consent to any action, nonaction or procedure, or wherever the Plan Administrator is given discretionary power or authority, the Plan Administrator shall have exclusive Discretion in the premises; provided, however, that the Plan Administrator shall not exercise its Discretion in such a manner as to violate the Code or the Act or knowingly to discriminate either for or against any Participant, Covered Employee or Beneficiary or any group of such persons.

9.11  Fiduciaries and Named Fiduciaries.

      (a) Identity. The Employer, the Committee and the Trustee shall be named fiduciaries under the Plan, within the meaning of Section 402(a) of the Act, solely to the extent of their respective responsibilities specified in the Plan and the Trust. The Committee shall exercise all discretionary authority and control which is not specifically granted to the Employer or the Trustee with respect to management of the Plan.

      (b) Responsibility. Each fiduciary (including named fiduciaries) under this Plan shall be solely responsible for its own acts or omissions. Except to the extent required by the Act, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed upon such other fiduciary by Federal or State law. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to this Plan unless it participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through its negligence in performing its own specific fiduciary responsibilities which give rise to its status as a fiduciary, it enables such other fiduciary to commit a breach of the latter's fiduciary responsibility.

      (c) Prior Actions. No fiduciary shall be liable with respect to a breach of fiduciary duty if such breach is committed before it became a fiduciary or after it ceased to be a fiduciary.

      (d) Allocation of Responsibility. The named fiduciaries may allocate their fiduciary responsibilities (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) among themselves and may make provision for the delegation of fiduciary responsibility (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) under the Plan to persons who are not named fiduciaries of the Plan. Such allocation or delegation shall be accomplished by a written instrument executed by the named fiduciary or fiduciaries in question, which instrument may be revoked at any time by the named fiduciary. If the fiduciary responsibilities (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) of a named fiduciary are allocated or delegated to any other person, the named fiduciary shall not be liable for the acts or omissions of such person, except to the extent that the named fiduciary violated Section 404(a)(1) of the Act:

            (i)   With respect to such allocation or delegation, or

            (ii) With respect to the establishment or implementation of the method for accomplishing such allocation or delegation specified above, or

            (iii) By continuing such allocation or delegation.

      (e)   Multiple Capacities. Any person or entity may serve in more than one
(1) fiduciary capacity under the Plan, as, for example, serving on the Committee and as Trustee.

      (f) No Relief for Fraud. Nothing in this section shall be deemed to relieve any person from liability for his own willful misconduct or fraud.

                                   ARTICLE X

                  THE TRUSTEE AND TRUST AGREEMENT; INVESTMENTS

10.1 The Trustee. The Employer has entered into a Trust Agreement under the terms of which a Trust Fund has been established to receive and hold contributions payable by the Company pursuant to the Plan and the Prior Plan. The Trustee may be removed and replaced by any successor Trustee, from time to time by action of Pulte Homes, Inc.

10.2 Form and Terms of the Trust Agreement. The Employer may from time to time modify the form and terms of the Trust Agreement to accomplish the purposes of the Plan.

10.3 Fiduciary of Trust Fund. Except to the extent that such authority and duty are transferred to the Employer, the Committee, to Participants (within the meaning of Section 404(c) of the Act), or to an Investment Manager pursuant to the Plan or the Trust Agreement, the Trustee shall be the fiduciary with respect to the investment, management and control of the Trust Fund with full Discretion, management and control thereof. The Employer may transfer to itself, the Committee or an Investment Manager the authority and duty to direct the investment of all or part of the Trust Fund. Such transfer shall be made by written instrument executed on behalf of the Employer and by the party so appointed, who shall thereby acknowledge that he is a fiduciary under the Plan with respect to investments of the Plan's assets. If such authority and duty have been transferred to the Committee, the Committee may appoint an Investment Manager in the same manner as provided for above to direct the investment and management of the assets of the Trust Fund. Upon any such transfer of authority and duty, the Employer, the Committee or the Investment Manager, as the case may be, shall be the fiduciary with respect to the investment and management of such assets of the Trust Fund, and the Trustee shall be relieved of all responsibility with respect to the investment and management thereof.

10.4 Transfer of Investment Authority. In the event that the authority and duty to direct the investment of all or part of the Trust Fund are transferred to a party other than the Trustee, the following rules shall apply.

      (a) Transfer to Employer. If investment direction is transferred to the Employer or the Committee, the Trustee shall not be liable or responsible for the consequences arising from the Trustee's compliance with the directions of the Employer or the Committee which are made in accordance with the terms of the Trust and which are not contrary to the provisions of applicable law regulating such investment and management of the assets of an employee benefit trust.

      (b) Transfer to Investment Manager. If investment direction is transferred to an Investment Manager, the Trustee shall not be liable or responsible for any consequences arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager. The Trustee shall be under no duty to question any directions of the Investment Manager, nor to review in any respect the manner in which the Investment Manager exercises its authority and discharges its duties with respect to the assets of the Trust Fund as to which it has been so appointed.

      (c) Transfer to Participants. In the event the Employer has transferred investment authority to Participants, within the meaning of Section 404(c) of the Act, the Trustee shall not be liable or responsible for any consequences arising from the Trustee's compliance with investment instructions received by the Trustee from the Participants.

10.5 Bonding. Except as otherwise exempted by Section 412 of the Act, every fiduciary of the Plan, within the meaning of the Act, and every person who handles funds or other property of the Plan shall be bonded in accordance with
Section 412 of the Act.

10.6 Investment in Employer Securities. Notwithstanding any other provisions of the Plan or the Trust Agreement to the contrary, the Trustee shall be authorized to invest an amount not in excess of one hundred (100%) of the fair market value of the assets of the Trust Fund, net of Elective Deferrals contributed for Plan Years beginning on or after January 1, 1999, and earnings allocable thereto, determined as of the date such investment is made, in qualifying employer securities (as defined in Section 407(d)(5) of the Act). The Trustee shall also be authorized to invest up to ten percent (10%) (or such greater amount as directed by the Participant under Section 10.4(c) (Transfer to Participants)), determined as of the date such investment is made, of the fair market value of Elective Deferrals contributed for Plan Years beginning on or after January 1, 1999, and earnings allocable thereto, in qualifying employer securities (as defined in Section 407(d)(5) of the Act).

10.7 Funding Policy. The Committee shall from time to time establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of the Act. The funding policy and method so established shall be reviewed by the Committee at least annually. In establishing and reviewing such funding policy and method, the Committee shall consider the short-term and long-term investment objectives and financial needs of the Plan, taking into account the need for liquidity to pay for benefits and the need for investment growth. All actions of the Committee in accordance with this Section
10.7 shall be communicated to the Trustee and to the Employer.

10.8  Investment Funds.

      (a) Participants' Interests in Investment Funds. The Trust Fund shall consist of one or more Investment Funds in which each Participant with any interest therein shall have an undivided proportionate interest. Each Participant's undivided proportionate interest in each Investment Fund shall be determined according to the ratio that the value of the portion of such Participant's Account which is invested in that Investment Fund bears to the total value of all Participants' Accounts (or portions of them) invested in that Investment Fund on the date of determination.

      (b) Addition or Deletion of Investment Funds. The Committee shall have the right to establish additional Investment Funds and abolish Investment Funds at any time, in its Discretion, in furtherance of the funding policy and investment objectives established by the Committee.

      (c) Participant Elections. Whenever there shall exist two (2) or more Investment Funds, each Participant may elect the portion of his Account which is to be invested in each Investment Fund (or change an existing election). The election (or change of an existing election) may apply both to the existing Account balance and to future contributions and earnings thereon or, in the Committee's Discretion, a Participant may elect to apply his investment election separately to the Account and to future contributions and earnings thereon. Such election (or change in an existing election) shall be accomplished in accordance with procedures established by the Committee governing the percentage increments in which elections may be made, the portion of each Participant's Account which will be subject to investment by the Participant and the manner in which such elections can be made.

      (d) Implementation. The Committee may instruct the Trustee to transfer amounts among the Investment Funds in order to implement the instructions of Participants concerning investment of their Accounts.

10.9 Investment Direction. In addition to the Investment Funds established by the Committee as investment alternatives, Participants who were Participants in the Retirement Savings Plan for the Employees of Del Webb Corporation prior to its Merge Date shall be permitted to direct the investment of their Merged Plan Accounts in any matter they select, pursuant to rules established by the Committee. A Participant who utilizes this option may notify the Committee as to how to exercise voting rights, if any, appurtenant to any investment which has been acquired at the Participant's instruction with funds credited to his Merged Plan Account. The Committee shall then direct the Trustee to purchase or dispose of such investment, or exercise such voting rights, as stated in the notice received from the Participant. Investments once acquired shall be held by the Trustee for the Participant, and all income received thereon, and gains and losses of such assets shall be credited to the Participant's Account from which the investment was made. Investments so acquired shall be held by the Trustee until distributed in accordance with this Plan or until the Trustee is directed to dispose of the assets by the Participant through the Committee. The Committee shall establish procedures by which Participants may exercise the rights described in this Section 10.9. Notwithstanding the foregoing, effective January 1, 2003, only those Plan assets that have been subject to investment direction pursuant to this Section 10.9 may continue to be so directed. No new funds may be subject to such direction on and after January 1, 2003. Furthermore, even though amounts may be subject to individual direction prior to January 1, 2003, if they are transferred to other investments, such as to Investment Funds made available by the Committee, at any time on or after January 1, 2003, such funds may not thereafter again be subject to individual direction pursuant to this
Section 10.9.

                                   ARTICLE XI

                            TERMINATION AND AMENDMENT

11.1 Termination of Plan. It is the present intention of the Company permanently to maintain the Plan and continue to make contributions under
Section 3.1 (Time and Amount of Company Contributions); provided, however, that subject to the requirements of the Act and the Code:

      (a) Pulte Homes, Inc., acting through its Board of Directors or its delegate, reserves the right at any time to revoke or terminate the Plan in its entirety or to partially terminate the Plan, or to terminate or temporarily or permanently suspend its liability to make contributions to the Trust. Each Company, acting through its Board of Directors or its delegate, retains the right to terminate the Plan to the extent that it relates to that Company and its Employees.

      (b) In the event of any termination, partial termination or suspension under paragraph (a) above, the Company shall give such timely notice thereof to the Internal Revenue Service and the Department of Labor as may be required by provisions of the Act or Code.

      (c) In the event of any termination, partial termination or permanent suspension under paragraph (a) above, the right of each affected Participant (as to whom the Plan has terminated or with respect to whom a permanent suspension has occurred) to the amount credited to his Account at the time of termination, suspension, or partial termination shall remain Nonforfeitable.

      (d) Termination of the Plan shall not have the effect of reducing or eliminating any protected benefit, within the meaning of Code Section 411(d)(6) and regulations promulgated thereunder.

11.2 Liquidation of Plan. In the event of termination of the Plan without establishment of a successor plan, the Trustee shall proceed as promptly as possible, subject to any directions from the Committee, to liquidate all investments, and shall thereupon determine the value of each Participant's Account under Section 4.5 (Distributable Accounts) as of the date of termination. After each such Account has been appropriately adjusted to cover any expenses of distribution and final liquidation costs, the Trustee shall pay the balance of such Account to the Participant

(or, if deceased, his Beneficiary) in a lump sum. For purposes of this Section 11.2, the term "successor plan" means any other defined contribution plan (other than an employee stock ownership plan) maintained by the Employer that exists at the time the Plan is terminated or within the period ending twelve (12) months after distribution of all assets from the Plan. Such other plan shall not be treated as a successor plan, however, if fewer than two percent (2%) of the employees who are eligible under this Plan at the time of its termination are or were eligible under the other plan at any time during the twenty-four (24) month period beginning twelve (12) months before the time of the termination.

11.3 Termination of Trust. Notwithstanding termination of the Plan, the Trust shall terminate when the Trust Fund is entirely paid out and distributed in accordance with its terms and the terms of this Plan.

11.4 Amendment. Pulte Homes, Inc., acting through its Board of Directors or its delegate, reserves the right at any time and from time to time, to amend the Plan, without the consent of any Participant or Beneficiary, or any other Company in any manner which it deems to be Proper, whether or not (i) for reasons of business necessity or (ii) for the purpose of causing the Plan and Trust to be Qualified or to continue to be Qualified.

      (a) No Increase in Liabilities. No such amendment, except upon written consent of the affected person, shall increase the duties or liabilities of the Trustee or the Committee, or diminish their remuneration.

      (b) Retroactivity Allowed. Any modification, alteration or amendment may be made effective retroactively within the limits satisfactory to the Internal Revenue Service and the Department of Labor.

      (c)   Benefits Preserved. Notwithstanding anything contained in this
Section 11.4 to the contrary, no amendment to the Plan shall decrease the Account balance of any Participant or have the effect of eliminating or reducing any protected benefit within the meaning of Code Section 411(d)(6) or any early retirement benefit or retirement-type subsidy or eliminating an optional form for payment of benefits with respect to benefits attributable to service accumulated prior to the amendment.

      (d) Vesting Changes. In the event the Employer adopts an amendment to the Plan which changes the Plan's vesting provisions such that the Nonforfeitable percentage of any Participant, when determined under the Plan as so amended, would at any time be less than would have been the case absent such amendment, then the following rules shall apply.

            (i)   Election. Each Participant who has completed at least three
                  (3) years of service (within the meaning of Treas. Reg.
                  Section 1.411(a)-8T(b)(3)) shall be permitted to elect, during the election period described in (ii), to have his Nonforfeitable percentage determined without regard to such amendment.

            (ii) Election Period. The election described in paragraph (i) may be made during the period which begins not later than the date on which the Plan amendment is adopted and which ends no earlier than the latest of the following dates:

                  (A) The date which is sixty (60) days after the day the Plan amendment is adopted.

                  (B) The date which is sixty (60) days after the day the Plan amendment becomes effective.

                  (C) The date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Employer or Plan Administrator.

                                  ARTICLE XII

                                  MISCELLANEOUS

12.1 No Reversions. Except as otherwise provided by Section 3.2 (Contributions Conditioned Upon Deductibility) or Section 4.2 (Limitations on Annual Contributions and Additions), the assets of the Plan shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; and the Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereon.

12.2  Merger, Consolidation, Etc.

      (a) Transfers to Other Plans. In no event may the Plan be merged or consolidated with, or the assets or liabilities of the Plan transferred to, any other Qualified plan, unless each Participant would (if such other Qualified plan were terminated after such merger, consolidation or transfer of assets or liabilities) receive a benefit immediately after such merger, consolidation or transfer which is not less than the benefit he would have been entitled to receive (including protected benefits within the meaning of Code Section 411(d)(6) and regulations promulgated thereunder) had the Plan been terminated immediately before such merger, consolidation or transfer.

      (b) Transfers From Other Plans. The Employer may authorize the acceptance of a transfer of assets and liabilities directly to the Plan from another Qualified plan. In any such case the Plan shall preserve any features of the transferring plan which constitute protected benefits within the meaning of Code Section 411(d)(6). In no event may the Employer authorize the acceptance of a transfer of assets and liabilities from another Qualified plan unless each Participant would (if this Plan were terminated after such transfer of assets and liabilities) receive a benefit immediately after such merger, consolidation or transfer which is not less than the benefit he would have been entitled to receive (including protected benefits within the meaning of Code Section 411(d)(6) and regulations promulgated thereunder) had such other Qualified plan been terminated immediately before such transfer.

12.3  Spendthrift Provision.

      (a) No Assignment Permitted. To the extent permitted by law, no benefits, payments, proceeds, claims, rights or interest of any Participant or Beneficiary in, to or under the Plan, the Trust or any part of the Trust Fund, shall be liable or subject to the debts, contracts, liabilities, engagements or torts of any such person, directly or indirectly, or subject to any claim of any creditor of such person, through legal process or otherwise; nor shall any such Participant or Beneficiary be able or permitted, voluntarily or involuntarily, to transfer, encumber, pledge, anticipate, alienate or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise, except as provided in Section 5.4 (Loans to Participants) and Section 12.3(b) (Qualified Domestic Relations Orders). It is the intention and purpose of the parties to this Plan to place the absolute title to the Trust Fund in the Trustee alone, with power and authority to pay out the same only as provided in this Plan.

      (b) Qualified Domestic Relations Orders. Notwithstanding Section 12.3(a) (No Assignment Permitted), the Trustee shall honor an assignment to, or an order to segregate assets for, or instructions to make benefit payments to a person other than a Participant or Beneficiary if the Plan Administrator so directs and the Plan Administrator has determined that there exists either (i) a domestic relations order entered before January 1, 1985, under which payments are being made or which the Plan Administrator determines should be honored or (ii) a "qualified domestic relations order", within the meaning of Section 414(p) of the Code, pursuant to which such assignment, segregation, or payment is required. The Plan Administrator shall establish written procedures for determining the existence of a "qualified domestic relations order" and for compliance by the Plan with the applicable provisions thereof.

12.4 Execution of Instruments. Except as otherwise expressly provided in this Plan, any instrument or document to be delivered or furnished by the Company shall be sufficiently executed if executed in the name of the Company by any of its officers; or, where furnished or delivered by the Committee, if executed in the name of the Committee by any member thereof; or where furnished or delivered by the Trustee, if executed as follows:

      (a) If the Trustee consists of two (2) or more persons, if executed in the Trustee's name by any such person, and

      (b) In the case of any corporate Trustee (whether or not the sole Trustee), if executed as Trustee in the name of such corporation by any of its officers; provided, further, that any Administrative Party shall be fully protected in relying upon any instrument or document so executed; and such execution shall be conclusive proof that any signature is duly authorized and that any information contained in the instrument or document is true and correct.

12.5 Company Actions. Whenever the Company under this Plan is permitted or required to do or perform any act or execute any paper or document, it shall be performed or executed at the direction of the Board of Directors of the Company, or by duly authorized officers or agents of the Company, and may be evidenced by resolutions certified by the Secretary of the Company.

12.6 Successors, Etc. This Plan shall be binding upon, and inure to the benefit of, the Company and subject to Sections 11.1 (Termination of Plan) and 11.4 (Amendment), its successors, the Trustee and its successors, the Committee as from time to time constituted, and the Participants and Beneficiaries, their heirs, personal representatives, successors, and assigns, all in accordance with and subject to the terms of this Plan.

12.7 Miscellaneous Protective Provisions. Except as otherwise provided in this Plan or the Act:

      (a) Any Administrative Party may request and rely upon an opinion of counsel, who may or may not be counsel for the Company, and shall be fully protected for any action taken, suffered or omitted in good faith reliance upon such opinion.

      (b) No recourse under this Plan, or for any action or nonaction hereunder or for any loss or diminution of the Trust Fund, or for any payment or nonpayment of benefits, or for any other reason whatsoever relating to the Plan, shall be had by any person whomsoever against any stockholder, officer, director or Employee of the Company as such, past, present or future.

      (c) Where the establishment of any fact is in question, any Administrative Party may in its Discretion accept as evidence thereof any properly executed instrument or document furnished by any other Administrative Party or such other evidence as may seem reasonable in the circumstances.

12.8 Reliance. The Company and the Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports or any other information furnished to it by any actuary, accountant, or the Trustee, and upon the opinions given by any legal counsel, in each case as selected by the Company.

12.9 Common Control and Successorship Situations. To the extent required by Code Section 414, the following rules shall apply.

      (a) Predecessor Employers. Service with a predecessor employer shall be treated as service with the Company, and service with the Company shall be treated as service with a successor employer, if the Plan was taken over from such predecessor or is taken over by such successor, as the case may be.

      (b) Transfers Within Employer Group. For purposes of the participation and vesting provisions of the Plan, in the event that an Employee of a corporation or other trade or business, whether or not incorporated, which is a member of the Employer Group is transferred to employment with the Company (or from employment with the Company to employment with a member of the Employer Group which has not adopted the Plan), his service with such member or members of the Employer Group shall be treated as service with the Company. In the event a Participant is transferred to employment by an employer which is a member of such Employer Group, the transferred Participant's employment by the Company and participation in the Plan shall not be deemed terminated by reason of such transfer, except that such transferred Participant's Account shall not be credited with any portion of the Company Contributions, Elective Deferrals, Special Contributions, or Matching Contributions, with respect to a Plan Year ending within a taxable year of the Company after the taxable year in which such transfer occurred. For purposes of eligibility for benefits hereunder, a Participant so transferred shall be deemed to have severed employment with the Company at the time he is no longer employed by an employer which is a member of the Employer Group.

      (c) Multiple Employers. If and while the Plan is maintained by more than one employer, the participation provisions of the Plan shall be applied as if all employees of each of the employers were employed by a single employer, and the vesting provisions of the Plan shall be applied as if all such employers constituted a single employer.

12.10 Indemnification by Company. To the extent permitted by the Act, the Company shall indemnify and save harmless the Committee members and other fiduciaries of the Plan who are officers, directors, shareholders or Employees of the Company against any liabilities incurred by them in the exercise and performance of their powers and duties under the Plan to the extent that such protection would be afforded by insurance coverage under Section 410(b)(3) of the Act.

12.11 Employment Rights Not Enlarged. The Plan as now or may hereafter exist, shall not be construed as giving any Participant or any other person whomsoever any legal or equitable right against the Company, or as giving any Participant the right to be continued in the employ of the Company, and all Employees and all Participants shall remain subject to discharge to the same extent as if this Plan had not been adopted.

12.12 Correction of Errors and Recoupment. If any error or change in records results in any Participant or Beneficiary receiving from the Plan more or less than the amount to which he would have been entitled to receive had the records been correct or had the error not been made, the Plan Administrator shall correct the error by adjusting, as far as practicable, the future payments in such a manner that the benefits to which such person was correctly entitled shall be paid. The Plan Administrator shall be entitled to recoup amounts which are overpaid to a Participant or Beneficiary and may choose to recoup by requesting repayment from such person either in addition to or instead of adjusting future benefit payments to such person.

12.13 Effect of Participant's Acceptance of Payments. Acceptance by any Participant or Beneficiary of benefit payments from the Plan shall, to the extent of such payment, constitute a release of the Plan from liability in connection with such payment.

12.14 Notification of Address. Each Participant, former Participant and Beneficiary shall furnish the Plan Administrator with such information as the Plan Administrator may reasonably require. This information shall include written notice of his current post office address and any change in that address. The Company, Committee and Trustee shall be entitled to rely upon the last post office address furnished to the Plan Administrator by such person for purposes of providing notice to such person, payment of benefits or any other purpose.

12.15 Source of Benefit Payments. A Participant, Beneficiary or other person claiming benefits under the Plan shall be required to look only to the Trust for payment of his benefits and benefits are payable from the Trust only to the extent funded through the Trust. Neither the Trustee nor the Company shall have any liability to provide benefits which cannot be provided with amounts held in the Trust Fund.

                                  ARTICLE XIII

                               TRANSFERRED ASSETS

13.1 Right to Transfer. The Plan Administrator may, in its Discretion, direct the Trustee to accept Transferred Assets on behalf of a Participant or Covered Employee (who, for purposes of this Article XIII shall be treated as if he is a Participant); provided, however, that the Transferred Assets shall be credited to the account established for the Participant to receive the Transferred Assets (his "Transferred Assets Account"). To the extent permitted by the Plan Administrator in its Discretion, Transferred Assets may include participant loans.

13.2 Accounting for Transferred Assets. Transferred Assets shall be credited to the Participant's Transferred Assets Account within thirty (30) days after the date they are paid to and accepted by the Trustee and shall be adjusted for distributions, loans, expenses, profits and losses in the manner described in
Section 4.3 (Periodic Adjustments to Accounts) as if such transferred portion of the Account in question were, in fact, a separate account.

13.3 Nonforfeitability of Transferred Assets. Transferred Assets shall at all times be Nonforfeitable.

13.4 Distribution of Transferred Assets. Any balance in a Participant's Transferred Assets Account not previously distributed shall be paid to him following his retirement or other termination of employment with the Employer Group, or to his Beneficiary in the event of his death, in the same manner as other benefits are payable to him from the Plan upon such events.

                                  ARTICLE XIV

                                    EXECUTION

      IN WITNESS WHEREOF, Pulte Homes, Inc. has caused this Plan, captioned "Pulte Homes, Inc. 401(k) Plan," as amended and restated effective December 31, 2002, to be executed by its duly authorized officer this 11th day of December, 2002.

                                            PULTE HOMES, INC.

                                            By: /s/Roger A. Cregg
                                              ----------------------------------
                                                 Its:Senior Vice President
                                                     and Chief Financial Officer

                             FIRST AMENDMENT TO THE
                          PULTE HOMES, INC. 401(k) PLAN
              (As Amended and Restated Effective December 31, 2002)

      WHEREAS, Pulte Homes, Inc. ("Pulte") has adopted and maintains the Pulte Homes, Inc. 401(k) Plan, originally effective April 1, 1984, and as thereafter most recently amended and restated effective December 31, 2002 (the "Plan"); and

      WHEREAS, pursuant to Section 11.4 of the Plan, Pulte has reserved the right to amend the Plan at any time; and

      WHEREAS, Pulte is desirous of amending the Plan in order to change the definition of "Company" to permit either the Vice President of Human Resources or the Vice President of Human Resources Employee Services to approve the adoption of the Plan by an affiliate or subsidiary of Pulte.

      NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, Section 1.1(l) of the Plan is hereby amended, effective December 31, 2002, to read as follows:

            "(l) `COMPANY' means the Employer and any of its subsidiaries or affiliates, if any, which, with the approval of the Vice President of Human Resources or the Vice President of Human Resources Employee Services, adopt the Plan."

      IN WITNESS WHEREOF, Pulte has caused this First Amendment to the Pulte Homes, Inc. 401(k) Plan to be executed by its duly authorized representative this 31st day of December, 2002.

                                            PULTE HOMES, INC.

                                            By: /s/ Roger A. Cregg
                                              -----------------------------
                                            Its: Senior Vice President and
                                                 Chief Financial Officer

                                SECOND AMENDMENT
                                     TO THE
                          PULTE HOMES, INC. 401(k) PLAN
              (As Amended and Restated Effective December 31, 2002)

      WHEREAS, Pulte Homes, Inc. ("Pulte") has adopted and maintains the Pulte Homes, Inc. 401(k) Plan, originally effective April 1, 1984, as thereafter most recently amended and restated effective December 31, 2002 (the "Plan"), and as thereafter amended from time to time; and

      WHEREAS, pursuant to Section 11.4 of the Plan, Pulte has reserved the right to amend the Plan at any time; and

      WHEREAS, Pulte is desirous of amending the Plan in order to change the definition of "Company" to permit either the Board of Directors, the Vice President of Human Resources, or the Vice President of Human Resources Strategic Development to approve adoption of the Plan by an affiliate, to make the calendar year election for purposes of identifying highly compensated employees, and to eliminate references to Pulte International Caribbean Corporation participants as a result of Pulte International Caribbean Corporation's termination of its participation in the Plan.

      NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is hereby amended, effective as of January 1, 2003, in the following respects:

      1.    Section 1.1(l) of the Plan is hereby amended to read as follows:

            "(l) `COMPANY' means the Employer and any of its subsidiaries or affiliates, if any, which, with the approval of the Board of Directors, the Vice President of Human Resources, or the Vice President of Human Resources Strategic Development, adopt the Plan."

      2. Sections 1.1(ll)(i) and (ii) of the Plan are hereby amended to read as follows:

            "(ll) `HIGHLY COMPENSATED EMPLOYEE' means any Employee who:

                  (i) Owned at any time in the calendar year ending with or within the current Plan Year or the next preceding calendar year more than five percent (5%) of the outstanding stock of the Company or stock which has more than five percent

                        (5%) of the total combined voting power of all stock of the Company; or

                  (ii) Received Total Compensation for the calendar year ending with or within the current Plan Year of at least Ninety Thousand Dollars ($90,000) and who, for such preceding calendar year, was in the top one-fifth (1/5) of all Employees, when ranked on the basis of Total Compensation."

      3.    Section 2.2(b) is hereby amended to read as follows:

            "(b) Limits on Compensation Reduction Elections. Except as provided in a Participant's election to reduce his Creditable Compensation pursuant to a Participation Agreement may be made in one percent (1%) increments (or such other increments as the Plan Administrator, in its Discretion, may permit) up to a maximum of twenty percent (20%) of his Creditable Compensation, but not to exceed Eleven Thousand Dollars ($11,000) (or such greater amount as may be permitted under Section 402(g) of the Code as a result of adjustments made by the Secretary of the Treasury for the cost of living) in any calendar year. The Eleven Thousand Dollars ($11,000) limitation set forth in the preceding sentence shall apply to all elective deferrals, within the meaning of Section 402(g)(3) of the Code, made to all plans of the Employer Group in which such elective deferrals are permitted. An election must be made before the amount becomes currently available to the Participant."

      4.    Section 2.2(c) is hereby amended to read as follows:

            "(c) Catch Up Contributions. Notwithstanding the limitations described in Section 2.2(b) (Limits on Compensation Reduction Elections), a Participant who will have reached an Attained Age of at least fifty (50) by the end of any Plan Year beginning after December 31, 2002, may elect to increase his Elective Deferrals as permitted by Code Section 414(v) (by Two Thousand Dollars ($2,000) for 2003, and as thereafter adjusted as described in Code Section 414(v) ("Catch Up Contributions"). Elective Deferrals may be considered Catch Up Contributions only to the extent they exceed Code limitations (as permitted by Code Section 414(v)) or limitations under any other provisions of this Plan on amounts permitted to be electively deferred."

      5.    Section 7.1 is hereby amended to read as follows:

      "7.1 Applicability. For each Plan Year beginning after December 31, 1983, in which the Plan is Top Heavy within the meaning of Section 7.2 (Determination of Top Heavy Status), the restrictions set forth in 7.3 (Top Heavy Restrictions) shall apply. Notwithstanding the foregoing, the provisions of this Article VII shall not apply in any year beginning after December 31, 2002, in which the Plan consists solely of a cash or deferred arrangement, which meets the requirements of Code Section 401(k)(12) and matching contributions, with respect to which the requirements of Code Section 401(m)(11) are met."

      IN WITNESS WHEREOF, Pulte has caused this Second Amendment to the Pulte Homes, Inc. 401(k) Plan to be executed by its duly authorized representative this 12th day of December, 2003.

                                               PULTE HOMES, INC.

                                               By:  /s/ Norma Machado
                                                   ------------------------
                                               Its: VP of Human Resources
                                                    and Strategic Development

                                       3